Exhibit (c)(2)

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Valuation report

Commercial property
Riedmattstrasse 9
8153 Rümlang

Switzerland

Market value	CHF 22,950,000

Valuation date	01.02.2022
Valuation purpose	Update
Customer	Optibase RE1, 45, boulevard Napoléon, 1120 Luxembourg, Luxembourg Yakir Ben Naim, +972-54-456-3894
Project reference number (PRN)	118318
Valuation Id	101-17096-102
Project manager	Moritz Menges, Wüest Partner, +41 44 289 91 76 Bleicherweg 5, 8001 Zürich, Switzerland
Site visit date	17.12.2012
Site visited by	Wüest Partner / R. Paul

Desktop Valuation as of 1 February 2022

DRAFT

Assumptions:

●  The current valuation is based on the valuation report performed as of 1-2-2013 and the latest update valuation as of 1-2-2021 (last valuation including a site visit as of 1-1-2013)

●  The rent roll provided by the client is assumed to be valid as of the date of valuation.

118318 | 101-17096-102 | Rümlang, Riedmattstrasse 9	Created by Wüest Partner, 04.02.2022, DRAFT - Desktop Valuation as of 1 February 2022	Page 1 of 35

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Summary

Property condition
Commercial property Riedmattstrasse 9 8153 Rümlang Switzerland WGS84: 47.460779 / 8.523837
Property unit
Reference number
Owner	Optibase RE1
Type of ownership	Sole ownership
Construction year	1989
Last renovated	2011
Customer	Optibase RE1
Contact person	Yakir Ben Naim yakirb@optibase-holdings.com
Project manager	Moritz Menges moritz.menges@wuestpartner.com
Valuer	Nicolas Peikert nicolas.peikert@wuestpartner.com

Further location information

Interactive location and real estate market information on LocationSpot.

Results
Market values	CHF	CHF/m2 LA
Market value	22,950,000	1,870
Building insurance value	35,350,000	2,879
Repair cost years 1 to 10	7,557,200	616

Inflation		0.50%
Discount rate real/nominal	3.70%	4.22%
Net capitalisation rate (exit)		3.70%
Net/gross yield annuity	3.61%	7.91%
Gross yield (projected/effective)	7.76%	6.62%
MIRR 5/MIRR 10	3.70%	3.70%
Market matrix	Quality profile

Rents

Use type				Current rent					Market rent
Type	No.	sqm	Share	Proj. p.a. [CHF]	Vacant	Eff. p.a. [CHF]	Proj./sqm	Quantile	Proj. p.a. [CHF]	Proj./sqm	Quantile	Vacant	Dev.
Craft/Industry	16	6,913	50%	898,290	9.4%	813,920	130	36%	967,820	140	41%	7.0%	7.7%
Office	15	3,050	25%	438,074	27.1%	319,494	144	42%	427,000	140	40%	7.0%	-2.5%
Indoor parking	122		11%	203,017	28.6%	144,937			205,560			10.0%	1.3%
Retail	3	1,059	7%	124,752	0.0%	124,752	118	5%	116,490	110	5%	7.0%	-6.6%
Warehousing	9	1,215	6%	105,588	0.0%	105,588	87		97,200	80		7.0%	-7.9%
Others	13	41	1%	11,900	0.0%	11,900	0		12,260	0		9.1%	3.0%
Total	178	12,278	100%	1,781,621	14.7%	1,520,591	128		1,826,330	131		7.4%	2.5%

Yields

	Present value	Annuity (P1-Exit)			Annuity (Exit)		% project. (P1-Exit)		% project. (Exit)		% RPC (P1-Exit)		% RPC (Exit)		Yield
	[CHF]	[CHF]	[CHF/m2]	Q.	[CHF/m2]	Q.	[%]	Q.	[%]	Q.	[%]	Q.	[%]	Q.	[%]
Gross target income	50,206,252	1,816,485	148		149		100.0%		100.0%		5.0%		5.1%		7.91%
Est. rental inc.	50,206,252	1,816,485	148		149		100.0%		100.0%		5.0%		5.1%		7.91%
Income reductions	4,307,208	155,925	13		11		8.6%		7.4%		0.4%		0.4%		0.68%
Actual gross income	45,899,044	1,660,560	135		138		91.4%		92.6%		4.6%		4.7%		7.23%
Operating costs	3,019,613	109,542	9	10%	8	5%	6.0%	45%	5.2%	33%	0.3%	26%	0.3%	19%	0.48%
Maintenance costs	3,154,117	114,422	9	46%	10	48%	6.3%	73%	6.6%	74%	0.3%	65%	0.3%	68%	0.50%
Refurbishment costs	16,770,333	608,377	50	80%	42	73%	33.5%	95%	28.3%	95%	1.7%		1.4%		2.65%
Total costs	22,944,064	832,341	68		60		45.8%		40.1%		2.3%		2.0%		3.63%
Total net income	22,954,980	828,218	67		78		45.6%		52.6%		2.3%		2.7%		3.61%

118318 | 101-17096-102 | Rümlang, Riedmattstrasse 9	Created by Wüest Partner, 04.02.2022, DRAFT - Desktop Valuation as of 1 February 2022	Page 2 of 35

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Results

Market values	CHF	CHF/m2 LA
Net initial yield (P1) before/after capex	3.87%	-4.83%
Annuity net yield (P1-10) before/after capex	5.86%	2.30%

118318 | 101-17096-102 | Rümlang, Riedmattstrasse 9	Created by Wüest Partner, 04.02.2022, DRAFT - Desktop Valuation as of 1 February 2022	Page 3 of 35

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Summary 2

Results

		Periods | real cashflows
		1	2	3	4	5	6	7	8	9	10	Exit
Incomes	Ann. % project.	01.02.2022 - 31.01.2023	01.02.2023 - 31.01.2024	01.02.2024 - 31.01.2025	01.02.2025 - 31.01.2026	01.02.2026 - 31.01.2027	01.02.2027 - 31.01.2028	01.02.2028 - 31.01.2029	01.02.2029 - 31.01.2030	01.02.2030 - 31.01.2031	01.02.2031 - 31.01.2032	01.02.2032
Gross target income	100.0%	1,765,001	1,753,635	1,758,095	1,763,760	1,800,183	1,825,180	1,825,725	1,825,725	1,825,775	1,826,330	1,826,330
Est. rental inc.	100.0%	1,765,001	1,753,635	1,758,095	1,763,760	1,800,183	1,825,180	1,825,725	1,825,725	1,825,775	1,826,330	1,826,330
Income reductions	8.6%	547,973	120,284	127,929	159,634	350,931	133,049	133,087	133,087	134,597	141,331	134,273
Actual gross income	91.4%	1,217,028	1,633,351	1,630,166	1,604,126	1,449,252	1,692,131	1,692,638	1,692,638	1,691,178	1,684,999	1,692,057

Costs
Operating costs	6.0%	228,969	139,083	126,510	144,221	183,735	120,000	120,000	120,000	122,541	95,000	95,000
Maintenance costs	6.3%	100,000	100,000	100,000	100,000	100,000	100,000	100,000	100,000	100,000	120,000	120,000
Refurbishment costs	33.5%	1,997,900	249,750	73,000	4,597,500	608,800	0	0	0	30,250	0	516,834
Total costs	45.8%	2,326,869	488,833	299,510	4,841,721	892,535	220,000	220,000	220,000	252,791	215,000	731,834

Total net income	45.6%	-1,109,841	1,144,518	1,330,656	-3,237,594	556,717	1,472,131	1,472,638	1,472,638	1,438,387	1,469,999	960,223

Market value as at start of period		22,954,980	24,931,871	24,682,431	24,233,921	28,428,124	28,907,564	28,471,051	28,017,868	27,547,917	27,095,512	26,594,128
Gross yield p.a.		7.69%	7.03%	7.12%	7.28%	6.33%	6.31%	6.41%	6.52%	6.63%	6.74%	6.87%
Net yield after repair p.a.		-4.83%	4.59%	5.39%	-13.36%	1.96%	5.09%	5.17%	5.26%	5.22%	5.43%	3.61%
Capital growth return p.a.		8.61%	-1.00%	-1.82%	17.31%	1.69%	-1.51%	-1.59%	-1.68%	-1.64%	-1.85%
Total return p.a.		3.78%	3.59%	3.57%	3.95%	3.64%	3.58%	3.58%	3.58%	3.58%	3.57%

Sensitivity analysis

Presentation in relative terms

	Δ	+30 4.00%	+10 3.80%	+/- 3.70%	-10 3.60%	-30 3.40%
Target rental income	-10%	-27%	-23%	-21%	-19%	-14%
	+0%	-7%	-3%	0%	3%	9%
	+10%	12%	18%	21%	25%	32%
Vacancy	+100%	-22%	-18%	-15%	-13%	-8%
	+0%	-7%	-3%	0%	3%	9%
	-100%	7%	12%	15%	19%	26%
Repair costs	-10%	-1%	4%	7%	10%	17%
	+0%	-7%	-3%	0%	3%	9%
	+10%	-14%	-10%	-7%	-5%	1%

Contract terms

Usage	Expected end Ø [a]	WAULT Ø	WAULT min	WAULT max	Index Ø
Special use without ar…	3.8				100%
Retail	2.6	2.6	0.4	3.7	100%
Outdoor parking	2.4				40%
Craft/Industry	2.3	2.3	0.5	4.4	69%
Office	2.3	2.1	0.3	8.9	90%
Indoor parking	1.8				41%
Warehousing	0.7	0.8	0.5	2.9	44%
Total	2.2	2.2	0.3	8.9	71%

118318 | 101-17096-102 | Rümlang, Riedmattstrasse 9	Created by Wüest Partner, 04.02.2022, DRAFT - Desktop Valuation as of 1 February 2022	Page 4 of 35

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Contents

Title	1
Summary	2
Summary 2	4
Contents	5
Description	6
Property data (plots, buildings)	10
Use-type overview	12
Area list	14
Tenant list outlook	17
Summary by tenant and use type	20
Projected accounts summary	23
Sensitivity analysis	25
Quality profile compact	26
Photo documentation	28
Maps (macro and micro location)	30
Context	31
Documentation index	32
Glossary	33

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Description

Commission

Wüest Partner was commissioned by Optibase RE1 to value the property in question as per the stipulated day of valuation for accounting reasons. The current valuation is set up as a desktop valuation without performing a site visit or detailed surveys in relation of the condition and standard of the building. Furthermore the effective letting situation has not been verified by a site visit and is therefore based on the rent roll provided by the client as well as the provided lease contracts.

Wüest Partner already prepared a valuation report as of January 1, 2013, of April 1, 2020, as well as of February 1, 2021 on which the present valuation is based. The property has not been visited since the 17.12.2012. In the current valuation the following sections have been adopted from the previous valuation report: micro location, building/surrounding area, building fabric/condition, pictures.

•	The following main assumptions have to be considered:
•	The current valuation is based on the valuation report performed as of 1-1-2013, 1-4-2020 and 1-2-2021
•	The rent roll provided by the client assumed to be valid as at the date of valuation.
•	CAPEX according to 2022 budget.

Update

Update as at 01.02.2022 (Property was not newly inspected)

± Area change compared to previous valuation: 0 m²

- Current target earnings decreased by -0.51% (currently CHF 1,781,621 p.a.)

+ Current effective income increased by +5.20% (currently CHF 1,520,591 p.a.)

+ Current vacancies decreased to 14.7% (Improvement compared to previous valuation by -4.6 percentage points)

+ The weighted average unexpired lease term (WAULT) has increased by +0.9 years (currently 2.2 years)

- Annual market rent decreased by -1.8% (currently CHF 1,826,330 p.a.)

- Structural vacancy increased to 7.4% (Increase compared to previous valuation by 0.4 percentage points)

+ Annuity operating costs reduced by -1.3% to CHF 109,542 p.a.

- Annuity maintenance costs increased by 0.6% to CHF 9.3/m² p.a.

+ The sum of capital expenditures in the first 10 years has reduced by CHF -962,600 to CHF 7,557,200

+ Annuity capital expenditures reduced by -3.5% to CHF 50/m² p.a.

+ Discount rate reduced by -10 basis points to 3.70%

Market value (100%) per 01.02.2022: CHF 22,950,000 (CHF +230,000; +1.0%)

Market value (100%) per 01.02.2021: CHF 22,720,000

The following text («Micro location», «Building/Surrounding area», «Building fabric/Condition» only) refers to the valuation with site visit on 17.12.2012 .

Comments update 1 February 2021

Explanation of relevant changes within the valuation:

    •  Area: no changes

    •  Current effective income: Increase due to new lease contracts and reduction of vacancy;

    •  New lease contracts: Several new lease contracts for office, commercial, storage and parking: TPA Transporte Panatlantic AG (annual rent: CHF 11,300); Nachmieter 24 GmbH (annual rent: CHF 24,880); Berg Elektro (annual rent: CHF 5,880); Clavis Treuhand Maksimovic (annual rent: CHF 6,840); Jonathan hare goods and handcrafted (annual rent: CHF 12,600);

    •  Current vacancy: Vacant office space of 847 sqm, vacant commercial space of 624 sqm, 34 vacant parking lots;

    • Structural vacancy: unchanged at 7% due to high supply rate of office and retail space in Rümlang, 10% for parking due to the persistently high vacancy rate;

    • Market rent: Due to the general price development of office spaces in the municipality of Rümlang and the persistent vacancy rate in the building, the market rent for office space has been decreased to CHF 140 per sqm.

    • Existing early break options: Bventures GmbH: Early break as of 31.01.2023 with a notice period of 6 months; Jonathan hare goods and handcrafted: Early break as of 30.04.2023 with a notice period of 6 months;

    • Operating costs: No significant changes;

    • Maintenance costs: No significant changes;

    • CAPEX: Investments of around CHF 330,000 have been made in 2021, mainly for splitting/renovation works. In 2022, a reduction of CAPEX is expected due to the lower costs for the renovation of the roof;

    • Discount rate: Reduced due to current yield expectations of real estate investors;

Conclusion: Slight increase in value due to higher effective income, lower vacancy rate, recent investments (CAPEX) and reduced discount rate.

Macro location

General locational factors

With a population of 8,172 (up by 8.2% between 2014 and 2018), the municipality of Rümlang (ZH) is located in the Zürich urban agglomeration. People with a higher income (executives and senior management) accounted for 12% of Rümlang's population in 2018, compared to the Swiss average of 12%.

30,000 people live within a 10-minute and 247,000 within a 20-minute drive of Rümlang (the corresponding figures for the city of Zurich being around 420,000 and 704,000).

Within half an hour's drive of Rümlang, 1,221,000 residents and 920,000 employees (full time equivalent) can be reached in Switzerland (equivalent figures for the city of Zurich: approx. 1,655,000 residents and 1,189,000 employees).

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The number of people working in the industrial or service sector (full time equivalent) was 5,161 in 2018, 66.7% being employed in the service sector (Switzerland: 75.1%). Since 2016, the employment figure for Rümlang has increased by 1.8%, though the number of jobs in the industrial sector has declined. Between 2019 and 2020, the region of Glattal-Furttal, which Rümlang is part of, has shown a net inward corporate migration, i.e. fewer companies moved out of the area than arrived from other regions.

Office premises

The average asking rent (net) for office space in Rümlang is CHF 163 per sqm p.a. This value is below the Swiss average of CHF 237 per sqm p.a.

Overall, the urban agglomeration Zürich provides some 15,531,000 sqm of office space (including 85,000 sqm in Rümlang). The volume of new-build office development (in relation to the existing stock) over the last few years in the urban agglomeration Zürich has been par for Switzerland.

Retail premises

The average asking rent (net) for retail space in Rümlang is CHF 187 per sqm p.a. This value is below the Swiss average of CHF 241 per sqm p.a.

Overall, the urban agglomeration Zürich provides some 5,394,000 sqm of retail space (including 30,000 sqm in Rümlang). This is equivalent to some 3.9 sqm retail space per resident of urban agglomeration, a figure more or less in line with the Swiss average (4.2 sqm per resident). The volume of new-build retail development (in relation to the existing stock) over the last few years in the urban agglomeration Zürich has been above par for Switzerland.

Conclusion

According to Wüest Partner AG’s location and market rating, Rümlang ranks as a municipality with a very good location quality for office premises (4.6 points) and an excellent location quality for retail premises (4.7 points on a scale from 1 [municipality with an extremely poor location quality] to 5 [municipality with an excellent location quality]).

Micro location

The property is located in the industrial area Riedmatt, which connects the north and out of the village Rümlang. The industrial quarter profits directly from the neighboring communities - the city of Zurich and Kloten intercontinental airport. Numerous industrial, commercial and service companies are located in the neighborhood. The property itself is located at the full front of the busy Riedmattstrasse and thus has good exposure to passing traffic. Within the local vicinity the general appearance of the local environment can be described as good. Local occupiers include Coop, Denner, Burger King and Top CC. The area will benefit from a new facility which is currently under construction. The situation of the property will be less influenced by passing pedestrians but rather than traffic. 100m from the property there is a bus stop providing services to the train station in a few minutes. The nearest highway exit is about five kilometers away providing good access to the A1 and A51 and the airport being just ten minutes. In summary, the micro-location with respect to the relevant uses are referred to as being between average and good.

Building/Surrounding area

The present review concerns: Plot No. 1688 with a plot area of 5,090 m2 and commercial building with underground car parking.

In the land register various easements are recorded. Noteworthy is the following:

•   At best, the visitor parking maybe eliminated at its own cost and without compensation for an expansion of Riedmattstrasse. (Assumption: not relevant to assessment)

•   The plot is no. is 4778. Compensation by way of assignment from the neighboring plot 4779 (assumption: not relevant to assessment)

•   Continuity and shared the heating system: The 4779 heating system located on the property may be shared. All costs are allocated according to energy consumption.

The building is parallel to Riedmattstrasse which lies to the north. Both the main entrance and the access roads to the garage and the loading and unloading area are accessed from Riedmattstrasse. The property consists of five floors and two underground floors, the top two floors are in a H-shaped layout providing good natural light to all areas. The lower floors are made of reinforced concrete and masonry with the upper floors of reinforced concrete frame. The floors are connected by a central service core. This includes the two passenger lifts and sanitary facilities. Additionally, there are two service cores at the east and west at the front of the building each providing staircase access. Four goods lifts with up to 5000 kg open up next to the passenger elevators.

The building includes office, industrial, warehouse and showroom. The two upper floors are mainly for office use while the lower floors have a greater ceiling height and are mainly used for commercial purposes. The ground floor retail units are of a good size and make ideal show room accommodation. Covered ramps to the car parking are located at the front of the building with two ramps on either side to the rear for delivery (one to enter and one to exit). The basement provides sufficient car parking available over 3 split levels.

Building fabric/Condition

The property was constructed in 1989 and the façade consists of concrete with sections of the first floor façade having sheet metal panels coverings, one of which is missing from the south elevation at the exit of the loading bay. Both the entrance and exits to the covered loading bay has some minor damage to the ceiling caused by high vehicles. Some areas of the concrete façade are in need of repair and should be carried out within approximately the next five years. The windows frames are made of a wood-metal mix and the double glazing was replaced in 2002. The roof is flat and mainly gravel covered with one extensively planted terraced are above the second floor level. The roof is currently undergoing repair works. Overall, the property is in a good condition and is being regularly maintained. A new heating boiler was installed in 2010, the heat being distributed via radiators. A ventilation/air conditioning system was installed for the top floor office space in 2009. This is because of noise pollution from the air traffic. The ground floor showroom areas have their own individual tenant fit-out and the motor cycle showroom has a work shop area with all major installations usually available for auto repair work. Currently, the ventilation system is used only in the garage area.

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Usage

The property contains the following use types:

- Office: 3,050 sqm

- Retail: 1,059 sqm

- Craft / Industry: 6,913 sqm

- Warehousing: 1,215 sqm

- Ancillary commercial use: 41 sqm

- Special use without area: 1 units

- Indoor parking: 122 units

- Outdoor parking: 11 units

Rental income

The actual target rental income as per valuation date amounts to CHF 1,841,351 p.a. The actual vacancy of the property is 17.4%. The property is leased as follows:

- Office: CHF 100 – 165/sqma

- Retail: CHF 113 – 153/sqma

- Craft / Industry: CHF 124 – 140/sqma

- Warehousing: CHF 27 – 130/sqma

- Ancillary commercial use: not rented

- Indoor parking: CHF 0 - 250/mth

- Outdoor parking: CHF 60 - 80/mth

Wüest Partner estimates market rents at a total of CHF 1,829,080 p.a. and thus around -0.7% below the current target income of CHF 1,841,351 p.a. The following rent potential is assumed:

- Office: CHF 140/sqma

- Retail: CHF 110/sqma

- Craft / Industry: CHF 140 – 150/sqma

- Warehousing: CHF 80/sqma

- Ancillary commercial use: CHF 0/sqma

- Indoor parking: CHF 80 - 160/mth

- Outdoor parking: CHF 60 - 80/mth

The structural vacancy rate is estimated at around 7.4%.

Running and maintenance costs

- Long term OPEX (excl. property taxes): CHF 110,000

- Long term maintenance from period 11: CHF 10/sqma

- Long term CAPEX from period 11: CHF 42/sqma

Refurbishment

Completed renovations:

- 2011: Renovation extent unknown

Renovations P1-10:

- 2022: CHF 80,000 – Modernization fire safety system (remaining part), adjustment 4th floor

- 2022: CHF 7,500 – replacment Thermostatventile 3.OG

- 2022: CHF 54,500 – Renovation part of the roof

- 2022: CHF 20,000 – Replacement door container room

- 2022: CHF 240,000 – Renovation part of the roof

- 2022: CHF 10,000 – Study with architect

- 2022: CHF 75,000 – Water evacuation Parking (during storm)

- 2022: CHF 35,000 – Renewal pump water drainage

- 2022: CHF 5,000 – Replacement lights LED

- 2022: CHF 210,000 – Replacement part of the windows/blinds

- 2022: CHF 10,000 – Replacement steering/ventiles heating system 1. UG

- 2025/26: CHF 4,000,000 – Facade, Windows

- 2025/26: CHF 100,000 – Replacement locking system

Strengths/Weaknesses

• The property is typical for the general location

• Micro locational quality for industrial usage is good

• The property shows stable letting situation with some relevant contracts expiring in the first periods.

• Larger investments to be considered in the first decade.

Update as at 01.02.202

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Update as at 01.02.2021 (Property was not newly inspected)

- Area change compared to previous valuation: -102 m²

- Current target earnings decreased by -1.07% (currently CHF 1,790,681 p.a.)

- Current effective income decreased by -11.71% (currently CHF 1,445,440 p.a.)

- Current vacancies increased to 19.3% (increased compared to previous valuation by 9.7 percentage points)

+ The weighted average unexpired lease term (WAULT) has increased by +0.2 years (currently 1.3 years)

- Annual market rent decreased by -1.2% (currently CHF 1,859,270 p.a.)

- Structural vacancy increased to 7.0% (Increase compared to previous valuation by 1.1 percentage points)

+ Annuity operating costs reduced by -0.1% to CHF 110,990 p.a.

- Annuity maintenance costs increased by 0.8% to CHF 9.3/m² p.a.

- The sum of capital expenditures in the first 10 years has increased by CHF 1,173,750 to CHF 8,519,800

- Annuity capital expenditures increased by 10.1% to CHF 51/m² p.a.

± Discount rate has remained unchanged at 3.80%

Market value (100%) per 01.02.2021: CHF 22,720,000 (CHF -2,350,000; -9.4%)

Market value (100%) per 01.04.2020: CHF 25,070,000

The following text («Micro location», «Building/Surrounding area», «Building fabric/Condition» only) refers to the valuation with site visit on 17.12.2012 .

Comments update 1 February 2021

Explanation of relevant changes within the valuation:

• Area: Changes due to new rental situation with focus on small spaces, according to current rent roll;

• Current effective income: Reduction due to increased vacancy rate and reduced area;

• New lease contracts: Several new lease contracts for office, commercial, storage and parking: S&C Sport Car (annual rent: CHF 38,360); Keni (annual rent: CHF 9,350); Bventures GmbH (annual rent: CHF 12,240); Bacchus Weine (annual rent: CHF 19,355); Elan AG (annual rent: CHF 5,600); AC Keramic AG (annual rent: 81,912); Fehr GmbH: (annual rent CHF 23,740); Payab Alber: (annual rent: CHF 9,940)

• Current vacancy: Vacant office space of 996 sqm, vacant commercial space of 832 sqm, 59 vacant parking lots;

• Structural vacancy: adjusted to 7% due to high supply rate of office and retail space in Rümlang;

• Market rent: Slight reduction due to decreased letting area;

• Existing early break options: Bventures GmbH: Early break as of 31.01.2022 with a notice period of 6 months;

• Operating costs: No significant changes;

• Maintenance costs: No significant changes;

• CAPEX: Increase of CAPEX according to Budget 2021;

• Discount rate: Unchanged ;

Conclusion: Decrease in value due to lower effective income, higher vacancy rate, higher structural vacancy and increased CAPEX.

118318 | 101-17096-102 | Rümlang, Riedmattstrasse 9	Created by Wüest Partner, 04.02.2022, DRAFT - Desktop Valuation as of 1 February 2022	Page 9 of 35

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Property data (plots, buildings)

Property unit

Property ID
PU Id	259251
PU reference number (PURN)
PU name
Owner	Optibase RE1
Ownership	Sole ownership
Type	Commercial property
Address	Riedmattstrasse 9 8153 Rümlang
Country	Switzerland
Coord. [Lat./Long. WGS 84]	47.460779 / 8.523837

Land plots
	Buildings	sqm
Riedmattstrasse 9, Rümlang	1	5,090
Total	1	5,090

Buildings
	Land plots	BF sqm
Riedmattstrasse 9, Rümlang	1
Total	1

Details for land plot Riedmattstrasse 9, Rümlang

Reference number
Name	Riedmattstrasse 9, Rümlang
Ownership	Sole ownership
Comments
Owner	Optibase RE1
EGRID
Parcel area [sqm]	5,090
Coord. [Lat./Long. WGS 84]	47.460779 / 8.523837

Land registry
Local court	Niederglatt
Municipality of land registry	Rümlang
Name of the corridor
Land registry sheet number	1688
Serial registration number
Plan number
Cadastral no.	4778
Land registry entry
Servitude
Annotation
Caution
Land registry extract date	21.12.2017

Planning law
Planning zone	Industrial Zone IIIA
Design plan
Utilisation potential	Ratio of building per parcel area 8.00
Contaminated sites	no information
Listed building	no information

Details for building Riedmattstrasse 9, Rümlang

Reference number
Name	Riedmattstrasse 9, Rümlang
EGID
Building category
Address	Riedmattstrasse 9 8153 Rümlang
Country	Switzerland
Coord. [Lat./Long. WGS 84]	47.460779 / 8.523837
Volume (V)	72,348
Gross floor area (GFA)
Usable area
Building footprint (BF)
Energy certificate	Without certificate

Building construction activities
Construction year	Comments
1989

Building renovation
Renovation year	Comments
2011

Associated land plot
Land plot	Share of building area
Riedmattstrasse 9, Rümlang	100.0%

118318 | 101-17096-102 | Rümlang, Riedmattstrasse 9	Created by Wüest Partner, 04.02.2022, DRAFT - Desktop Valuation as of 1 February 2022	Page 10 of 35

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Reference value

Total [CHF]
Type	Date	Value	Comments
Building insurance value	02.12.2019	35,350,000	gem. iSure
Details [CHF]
Transaction price/construction costs	Reconstruction/renovation costs	Parking	Hobby room	Other

118318 | 101-17096-102 | Rümlang, Riedmattstrasse 9	Created by Wüest Partner, 04.02.2022, DRAFT - Desktop Valuation as of 1 February 2022	Page 11 of 35

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Use-type overview

Use type			Current rent					Market rent

	No.	Area	CHF p.a.	Share CHF/sqm				CHF p.a.	Share CHF/sqm				Dev.
					Min	Max	Ø			Min	Max	Ø		CHF/sqm p.a.

Craft/Industry
Target income	16	6,913	898,290	50.4%	124	150	130	967,820	53.0%	140	140	140	8%
Vacancy	3	583	9.4%		140	150	145	7.0%					-25%
Actual rental income	13	6,330	813,920		124	140	129	900,073					11%

Office
Target income	15	3,050	438,074	24.6%	100	165	144	427,000	23.4%	140	140	140	-3%
Vacancy	3	847	27.1%		140	140	140	7.0%					-74%
Actual rental income	12	2,203	319,494		100	165	145	397,110					24%

Indoor parking
Target income	122		203,017	11.4%				205,560	11.3%				1%
Vacancy	34		28.6%					10.0%					-65%
Actual rental income	88		144,937					185,004					28%

Retail
Target income	3	1,059	124,752	7.0%	113	153	118	116,490	6.4%	110	110	110	-7%
Vacancy			0.0%					7.0%					100%
Actual rental income	3	1,059	124,752		113	153	118	108,336					-13%

118318 | 101-17096-102 | Rümlang, Riedmattstrasse 9	Created by Wüest Partner, 04.02.2022, DRAFT - Desktop Valuation as of 1 February 2022	Page 12 of 35

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Use type			Current rent					Market rent

	No.	Area	CHF p.a.	Share CHF/sqm				CHF p.a.	Share CHF/sqm				Dev.
					Min	Max	Ø			Min	Max	Ø		CHF/sqm p.a.

Warehousing
Target income	9	1,215	105,588	5.9%	27	130	87	97,200	5.3%	80	80	80	-8%
Vacancy			0.0%					7.0%					100%
Actual rental income	9	1,215	105,588		27	130	87	90,396					-14%

Outdoor parking
Target income	11		8,400	0.5%				8,760	0.5%				4%
Vacancy			0.0%					10.0%					100%
Actual rental income	11		8,400					7,884					-6%

Special use without area
Target income	1		3,500	0.2%				3,500	0.2%				0%
Vacancy			0.0%					7.0%					100%
Actual rental income	1		3,500					3,255					-7%

Ancillary commercial use
Target income	1	41	0	0.0%	0	0	0	0	0.0%	0	0	0
Vacancy	1	41			0	0	0						100%
Actual rental income								0

Total
Target income	178	12,278	1,781,621	100.0%	0	165	128	1,826,330	100.0%	0	140	131	3%	Legend:
Vacancy	41	1,471	261,030	14.7%	0	150	138	134,273	7.4%				-49%	Red marking = Min, Ø, Max Market rent
Actual rental income	137	10,807	1,520,591	85.3%	27	165	126	1,692,057	92.6%				11%	Green marking = Min, Ø, Max Current rent
														Blue = Quantiles municipality/city quarter

118318 | 101-17096-102 | Rümlang, Riedmattstrasse 9	Created by Wüest Partner, 04.02.2022, DRAFT - Desktop Valuation as of 1 February 2022	Page 13 of 35

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Area list

Rental unit							Current rent			Market rent							Δ		Current lease agreement
Ref. No.	Tenant name	Floor	UT	No.	Ro	Area [sqm]	CHF p.a.	Unit/month [CHF]	per sqm [CHF]	CHF p.a.	Unit/month [CHF]	Q.	per sqm [CHF]	Q.	Vacant	Trans. [a]	Dev.	Start	End	Early break/1st notice	Options real/false	Index
809-01-01/4.1004	Polymed Medical Center	0	W	1		480	44,232	3,686	92	38,400	3,200		80		7.0%		-13%	01.09.00				40%
809-01-01/4.1021	Polymed Medical Center	2	Ind.	1		1,298	172,764	14,397	133	181,720	15,143		140	41%	7.0%		+5%	01.09.00				40%
809-01-01/4.1022	Polymed Medical Center	2	Ind.	1		913	119,856	9,988	131	127,820	10,652		140	41%	7.0%		+7%	01.09.01				40%
809-01-01/4.1023	Polymed Medical Center	2	Ind.	1		864	115,000	9,583	133	120,960	10,080		140	41%	7.0%		+5%	01.09.00				40%
809-01-01/5.800…	S&C Sportcars AG	-1	IP	12			12,960	90		18,720	130				10.0%		+44%	01.03.21	28.02.26		1x5	40%
809-01-01/5.8068	Polymed Medical Center	-2	IP	1			1,740	145		1,560	130				10.0%		-10%	01.09.00				40%
809-01-01/6.8117	Polymed Medical Center	-1	IP	1			1,664	139		1,560	130				10.0%		-6%	01.01.19				40%
809-01-01/7.800…	S&C Sportcars AG	-1	IP	7			12,600	150		13,440	160				10.0%		+7%	01.03.21	31.01.25	31.01.2025		40%
809-01-02.5013	Polymed Medical Center (Lager)	-1	W	1		198	17,820	1,485	90	15,840	1,320		80		7.0%		-11%	01.04.16				40%
809-01-04.5012	Polymed Medical Center (Lager)	-1	W	1		287	25,830	2,153	90	22,960	1,913		80		7.0%		-11%	01.04.16				40%
809-01-05.1044	Polymed Medical Center	3	O	1		297	47,520	3,960	160	41,580	3,465		140	40%	7.0%		-13%	01.09.17	30.06.25		1x5	40%
809-05-01.1003	Vale Moto GmbH	0	Ret	1		280	33,360	2,780	119	30,800	2,567		110	5%	7.0%		-8%	01.01.13	31.12.22	01.07.22		100%
809-05-01.7001,…	Vale Moto GmbH	0	OP	3			2,160	60		2,160	60				10.0%		+0%	01.01.13	31.12.22	01.07.22		40%
809-05-02.8071	Vale Moto GmbH	-3	IP	1			2,880	240		1,920	160				10.0%		-33%	01.10.15				40%
809-05-03.9001,…	Vale Moto GmbH	-1	IP	7			1,260	15		6,720	80				10.0%		+433%	01.07.18				40%
809-07-01/2.1032	Polygene AG	3	O	1		525	77,364	6,447	147	73,500	6,125		140	40%	7.0%		-5%	01.01.08	31.12.23			100%
809-07-02.8069	Polygene AG	-2	IP	1			1,440	120		1,560	130				10.0%		+8%	01.01.14				40%
809-08-01/1.1006	Theodor Riccardo AG	0	Ind.	1		90	11,340	945	126	12,600	1,050		140	41%	7.0%		+11%	01.01.15	31.12.24			40%
809-08-01/1.1007	Theodor Riccardo AG	0	W	1		31	3,906	326	126	2,480	207		80		7.0%		-37%	01.01.15	31.12.24			40%
809-08-01/1.1008	Theodor Riccardo AG	0	W	1		25	3,240	270	130	2,000	167		80		7.0%		-38%	01.01.15	31.12.24			40%
809-08-01/1.5016	Theodor Riccardo AG	-1	W	1		18	480	40	27	1,440	120		80		7.0%		+200%	01.01.15	31.12.24			40%
809-08-01/1.8070	Theodor Riccardo AG	-2	IP	1			1,440	120		1,560	130				10.0%		+8%	01.01.12	31.12.24			40%
809-08-03/1.8118	Theodor Riccardo AG	-1	IP	1			2,400	200		1,560	130				10.0%		-35%	01.04.20				40%
809-10-02.5015	Butti Mario	-1	W	1		82	3,840	320	47	6,560	547		80		7.0%		+71%	01.04.18				40%
809-12-01.3001	Clear Channel Schweiz AG	0	SU…	1			3,500	292		3,500	292				7.0%		+0%	01.12.00	30.11.25			100%
809-13-01.8072,…	■	-3	IP	4			7,680	160		7,680	160				10.0%		+0%
809-17-02.1002	Resin Floor GmbH	0	O	1		165	24,900	2,075	151	23,100	1,925		140	40%	7.0%		-7%	01.02.18	31.01.23		1x5	100%
809-17-02.7004,…	Resin Floor GmbH	0	OP	2			1,920	80		1,920	80				10.0%		+0%	01.02.18	31.01.23		1x5	40%
809-17-02/1.1005	Resin Floor GmbH	0	Ret	1		90	13,800	1,150	153	9,900	825		110	5%	7.0%		-28%	01.04.20	31.01.23			100%
809-19-02.1033	NTG Gondrand Road AG	3	O	1		431	71,115	5,926	165	60,340	5,028		140	40%	7.0%		-15%	01.06.15	31.05.25	31.05.22		100%
809-19-03/1.807…	NTG Gondrand Road AG	-3	IP	4			11,520	240		7,680	160				10.0%		-33%	01.10.15	31.05.25	31.05.22		40%
809-23-02.1048	Keni Polsterei Service, Krenar Isto…	3	O	1		85	10,200	850	120	11,900	992		140	40%	7.0%		+17%	01.08.20	31.07.25	31.07.22		100%
809-24-02.1046	S&C Sportcars AG	3	O	1		154	21,080	1,757	137	21,560	1,797		140	40%	7.0%		+2%	01.08.20	31.01.25	31.01.25		100%
809-24-02/1.804…	S&C Sportcars AG	-2	IP	9			17,280	160		17,280	160				10.0%		+0%	01.11.20	31.01.25	31.01.22		40%
809-25-01.1047	Clavis Treuhand Maksimovic	3	O	1		36	5,040	420	140	5,040	420		140	40%	7.0%	0.00	+0%	01.08.21	31.07.26			100%
809-25-01/1.8081	Clavis Treuhand Maksimovic	-3	IP	1			1,800	150		1,920	160				10.0%		+7%	01.08.21	31.07.26			100%
809-26-01.1011	Fastlog AG	1	Ind.	1		1,800	223,116	18,593	124	252,000	21,000		140	41%	7.0%		+13%	01.07.15	30.06.26			100%
809-26-01.1012	Fastlog AG	1	Ind.	1		571	70,776	5,898	124	79,940	6,662		140	41%	7.0%		+13%	01.07.15	30.06.26			100%
809-26-01.1013	Fastlog AG	1	Ind.	1		180	22,320	1,860	124	25,200	2,100		140	41%	7.0%		+13%	01.07.15	30.06.26			100%
809-26-01.1014	Fastlog AG	1	Ind.	1		155	19,212	1,601	124	21,700	1,808		140	41%	7.0%		+13%	01.07.15	30.06.26			100%

118318 | 101-17096-102 | Rümlang, Riedmattstrasse 9	Created by Wüest Partner, 04.02.2022, DRAFT - Desktop Valuation as of 1 February 2022	Page 14 of 35

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Rental unit							Current rent			Market rent							Δ	Current lease agreement
Ref. No.	Tenant name	Floor	UT	No.	Ro	Area [sqm]	CHF p.a.	Unit/month [CHF]	per sqm [CHF]	CHF p.a.	Unit/month [CHF]	Q.	per sqm [CHF]	Q.	Vacant	Trans. [a]	Dev.	Start	End	Early break/1st notice	Options real/false	Index
809-26-01.1015	Fastlog AG	1	Ind.	1		146	18,096	1,508	124	20,440	1,703		140	41%	7.0%		+13%	01.07.15	30.06.26			100%
809-26-01.1016	Fastlog AG	1	Ind.	1		105	13,020	1,085	124	14,700	1,225		140	41%	7.0%		+13%	01.07.15	30.06.26			100%
809-26-01.8097,…	Fastlog AG	-3	IP	8			11,520	120		12,480	130				10.0%		+8%	01.07.10	30.06.26			40%
809-27-01.1049	Fehr GmbH	3	O	1		76	10,780	898	142	10,640	887		140	40%	7.0%		-1%	01.05.20	31.03.25	30.09.22	1x5	100%
809-27-01/1.803…	Fehr GmbH	-2	IP	6			12,960	180		11,520	160				10.0%		-11%	01.11.20	31.03.25	30.09.22		40%
809-28-01/2.1042	■	4	O	1		474	66,360	5,530	140	66,360	5,530		140	40%	7.0%		+0%
809-28-01/2.1043	■	4	ACU	1		41	0	0	0	0	0		0		7.0%
809-29-01.1050	Bventures GmbH	3	O	1		53	7,560	630	143	7,420	618		140	40%	7.0%		-2%	01.08.20	31.07.25	31.01.23		100%
809-29-01.8082,…	Polymed Medical Center	-3	IP	7			13,754	164		13,440	160				10.0%		-2%	01.03.21		31.01.23		40%
809-31-01.1045	■	3	O	1		71	9,940	828	140	9,940	828		140	40%	7.0%		+0%
809-32-01.1001	AC Keramik GmbH	0	Ret	1		689	77,592	6,466	113	75,790	6,316		110	5%	7.0%		-2%	01.11.20	31.10.25		2x5	100%
809-32-01.7006,…	AC Keramik GmbH	0	OP	6			4,320	60		4,680	65				10.0%		+8%	01.11.20	31.10.25		2x5	40%
809-33-01.1041	Elan AG	4	O	1		40	5,600	467	140	5,600	467		140	40%	7.0%		+0%	01.11.20				40%
809-34-01.5014	Bacchus Weine, Theodor Riccardo	-1	W	1		46	2,400	200	52	3,680	307		80		7.0%		+53%	01.10.20	31.12.24			100%
809-34-02.5011	Bacchus Weine, Theodor Riccardo	-1	W	1		48	3,840	320	80	3,840	320		80		7.0%		+0%	01.07.20	31.03.23			100%
809-34-03.1051	Bacchus Weine, Theodor Riccardo	3	O	1		121	16,335	1,361	135	16,940	1,412		140	40%	7.0%		+4%	01.01.21	31.12.30			100%
809-34-04.8089	Bacchus Weine, Theodor Riccardo	-3	IP	1			1,440	120		1,560	130				10.0%		+8%	01.01.21				40%
809-99-99.1031.2	■	4	Ind.	1		275	41,250	3,438	150	38,500	3,208		140	41%	7.0%		-7%
809-99-99.1031	Jonathan hare goods and handcr…	4	Ind.	1		95	12,600	1,050	133	13,300	1,108		140	41%	7.0%	0.00	+6%	01.11.21	31.10.26	30.04.23		100%
809-37-01.1055	Berg Elektro GmbH	4	Ind.	1		42	5,880	490	140	5,880	490		140	41%	7.0%	0.00	+0%	01.07.21	30.06.26			100%
809-99-99.1034	■	4	O	1		302	42,280	3,523	140	42,280	3,523		140	40%	7.0%		+0%
809-99-99.1034.2	Nachmieter 24 GmbH	4	O	1		220	22,000	1,833	100	30,800	2,567		140	40%	7.0%	0.00	+40%	01.07.21	30.06.24			100%
809-99-99.1052	■		Ind.	1		192	26,880	2,240	140	26,880	2,240		140	41%	7.0%		+0%
809-99-99.1053	TPA Transporte Panatlantic AG		Ind.	1		71	9,940	828	140	9,940	828		140	41%	7.0%	5.00	-0%	01.03.21				100%
809-99-99.1054	■		Ind.	1		116	16,240	1,353	140	16,240	1,353		140	41%	7.0%		+0%
809-99-99.8008	S&C Sportcars AG	-1	IP	1			1,080	90		1,560	130				10.0%	0.00	+44%	01.03.21	28.02.26		1x5	40%
809-99-99.8022	S&C Sportcars AG	-1	IP	1			0	0		1,560	130				10.0%	0.00		01.03.21	28.02.26		1x5	40%
809-99-99.8034	Bventures GmbH	-2	IP	1			3,000	250		1,920	160				10.0%	0.00	-36%	01.03.21	21.07.25			40%
809-99-99.8030,…	■	-2	IP	5			9,600	160		9,600	160				10.0%		+0%
809-99-99.8023	Bventures GmbH	-2	IP	1			2,880	240		1,920	160				10.0%	0.00	-33%	01.03.21	21.07.25			40%
809-99-99.8024	Nachmieter 24 GmbH	-2	IP	1			2,880	240		1,920	160				10.0%	0.00	-33%	16.10.21				40%
809-99-99.8037	Network 41 AG	-2	IP	1			2,880	240		1,920	160				10.0%	0.00	-33%	01.10.21				40%
809-99-99.8025,…	■	-2	IP	5			9,600	160		9,600	160				10.0%		+0%
809-99-99.8038	Network 41 AG	-2	IP	1			2,880	240		1,920	160				10.0%	0.00	-33%	01.10.21				40%
809-99-99.8054,…	■	-2	IP	13			20,280	130		20,280	130				10.0%		+0%
809-99-99.8098,…	■	-3	IP	7			10,920	130		10,920	130				10.0%		+0%
809-99-99.8115	Polymed Medical Center	-3	IP	1			1,660	138		1,560	130				10.0%	0.00	-6%	01.03.21				40%
809-99-99.8105,…	Polymed Medical Center	-3	IP	11			17,578	133		17,160	130				10.0%	0.00	-2%	01.03.21				40%
809-99-99.8074	TPA Transporte Panatlantic AG	-3	IP	1			1,440	120		1,560	130				10.0%	0.00	+8%	01.03.21				40%

118318 | 101-17096-102 | Rümlang, Riedmattstrasse 9	Created by Wüest Partner, 04.02.2022, DRAFT - Desktop Valuation as of 1 February 2022	Page 15 of 35

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Rental unit							Current rent			Market rent							Δ	Current lease agreement
Ref. No.	Tenant name	Floor	UT	No.	Ro	Area [sqm]	CHF p.a.	Unit/month [CHF]	per sqm [CHF]	CHF p.a.	Unit/month [CHF]	Q.	per sqm [CHF]	Q.	Vacant	Trans. [a]	Dev.	Start	End	Early break/1st notice	Options real/false	Index
								% project.						% proj…
Total budgeted rental income				178		12,278	1,781,621	100.0%	128	1,826,330	855		131	100.0%			+3%
Total vacancy				41		1,471	261,030	14.7%		134,273				7.4%			-49%
Total tenants				137		10,807	1,520,591	85.3%		1,692,057				92.6%			+11%

Legend:
■	Vacancy
■ Tenant name	Vacant, but the future tenant is already known.

Comments:

●	Fehr Real Estate GmbH: No early break options (would include a penalty payment) or any prolongation option has been applied in the valuation;

●	S&C Sportscar: Early break option as of 31.01.2022 has not been applied in the valuation (would include a penalty payment). Early break as of 31.01.2025 possible without a penalty payment;

●	Bventures GmbH: Early break as of 31.01.2023 with a notice period of 6 months.

●	Jonathan hare goods and handcrafted: Early break as of 30.04.2023 has been applied in the valuation (worst case scenario)

118318 | 101-17096-102 | Rümlang, Riedmattstrasse 9	Created by Wüest Partner, 04.02.2022, DRAFT - Desktop Valuation as of 1 February 2022	Page 16 of 35

Wüest Dimensions - Business intelligence by Wüest Partner

Tenant list outlook

Rental unit								Rents		Periods | real cashflows
								Actual	Market	1	2	3	4	5	6	7	8	9	10
Ref. No.	Tenant	Floor	UT	No.	Ro	sqm	end [a]	CHF p.a.	CHF p.a.	01.02.2022 - 31.01.2023	01.02.2023 - 31.01.2024	01.02.2024 - 31.01.2025	01.02.2025 - 31.01.2026	01.02.2026 - 31.01.2027	01.02.2027 - 31.01.2028	01.02.2028 - 31.01.2029	01.02.2029 - 31.01.2030	01.02.2030 - 31.01.2031	01.02.2031 - 31.01.2032
809-01-01/4…	Polymed Medical Center	0	W	1		480	0.5	44,232	38,400	44,086	42,963	41,749	40,587	39,472	38,531	38,400	38,400	38,400	38,400
809-01-01/4…	Polymed Medical Center	2	Ind.	1		1298	0.5	172,764	181,720	172,988	174,138	175,715	177,500	179,500	181,428	181,720	181,720	181,720	181,720
809-01-01/4…	Polymed Medical Center	2	Ind.	1		913	0.5	119,856	127,820	120,055	121,159	122,601	124,188	125,926	127,573	127,820	127,820	127,820	127,820
809-01-01/4…	Polymed Medical Center	2	Ind.	1		864	0.5	115,000	120,960	115,149	115,915	116,964	118,152	119,482	120,766	120,960	120,960	120,960	120,960
809-01-01/5…	S&C Sportcars AG	-1	IP	12			4.1	12,960	18,720	12,960	12,921	12,883	12,844	18,227	18,720	18,720	18,720	18,720	18,720
809-01-01/5…	Polymed Medical Center	-2	IP	1			0.5	1,740	1,560	1,736	1,700	1,662	1,626	1,592	1,564	1,560	1,560	1,560	1,560
809-01-01/6…	Polymed Medical Center	-1	IP	1			0.5	1,664	1,560	1,662	1,640	1,617	1,596	1,577	1,562	1,560	1,560	1,560	1,560
809-01-01/7…	S&C Sportcars AG	-1	IP	7			3.0	12,600	13,440	12,600	12,562	12,525	13,440	13,440	13,440	13,440	13,440	13,440	13,440
809-01-02.5…	Polymed Medical Center (Lager)	-1	W	1		198	0.1	17,820	15,840	17,654	17,222	16,811	16,420	16,049	15,841	15,840	15,840	15,840	15,840
809-01-04.5…	Polymed Medical Center (Lager)	-1	W	1		287	0.5	25,830	22,960	25,758	25,196	24,594	24,022	23,478	23,023	22,960	22,960	22,960	22,960
809-01-05.1…	Polymed Medical Center	3	O	1		297	3.4	47,520	41,580	47,520	47,378	47,237	43,878	41,580	41,580	41,580	41,580	41,580	41,580
809-05-01.1…	Vale Moto GmbH	0	Ret	1		280	0.4	33,360	30,800	31,874	30,800	30,800	30,800	30,800	30,800	30,800	30,800	30,800	30,800
809-05-01.7…	Vale Moto GmbH	0	OP	3			0.9	2,160	2,160	2,160	2,160	2,160	2,160	2,160	2,160	2,160	2,160	2,160	2,160
809-05-02.8…	Vale Moto GmbH	-3	IP	1			0.2	2,880	1,920	2,826	2,634	2,440	2,249	2,060	1,926	1,920	1,920	1,920	1,920
809-05-03.9…	Vale Moto GmbH	-1	IP	7			0.1	1,260	6,720	1,719	2,801	3,887	4,977	6,075	6,716	6,720	6,720	6,720	6,720
809-07-01/2…	Polygene AG	3	O	1		525	1.9	77,364	73,500	77,364	77,042	73,500	73,500	73,500	73,500	73,500	73,500	73,500	73,500
809-07-02.8…	Polygene AG	-2	IP	1			0.2	1,440	1,560	1,447	1,467	1,489	1,513	1,539	1,559	1,560	1,560	1,560	1,560
809-08-01/1…	Theodor Riccardo AG	0	Ind.	1		90	2.9	11,340	12,600	11,340	11,306	11,383	12,600	12,600	12,600	12,600	12,600	12,600	12,600
809-08-01/1…	Theodor Riccardo AG	0	W	1		31	2.9	3,906	2,480	3,906	3,894	3,766	2,480	2,480	2,480	2,480	2,480	2,480	2,480
809-08-01/1…	Theodor Riccardo AG	0	W	1		25	2.9	3,240	2,000	3,240	3,230	3,119	2,000	2,000	2,000	2,000	2,000	2,000	2,000
809-08-01/1…	Theodor Riccardo AG	-1	W	1		18	2.9	480	1,440	480	479	557	1,440	1,440	1,440	1,440	1,440	1,440	1,440
809-08-01/1…	Theodor Riccardo AG	-2	IP	1			2.9	1,440	1,560	1,440	1,436	1,442	1,560	1,560	1,560	1,560	1,560	1,560	1,560
809-08-03/1…	Theodor Riccardo AG	-1	IP	1			0.1	2,400	1,560	2,329	2,157	1,988	1,821	1,656	1,561	1,560	1,560	1,560	1,560
809-10-02.5…	Butti Mario	-1	W	1		82	0.2	3,840	6,560	3,993	4,510	5,047	5,590	6,141	6,542	6,560	6,560	6,560	6,560
809-12-01.3…	Clear Channel Schweiz AG	0	SU…	1			3.8	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500	3,500
809-13-01.8…	■	-3	IP	4				7,680	7,680	7,680	7,680	7,680	7,680	7,680	7,680	7,680	7,680	7,680	7,680
809-17-02.1…	Resin Floor GmbH	0	O	1		165	1.0	24,900	23,100	24,900	23,100	23,100	23,100	23,100	23,100	23,100	23,100	23,100	23,100
809-17-02.7…	Resin Floor GmbH	0	OP	2			1.0	1,920	1,920	1,920	1,920	1,920	1,920	1,920	1,920	1,920	1,920	1,920	1,920
809-17-02/1…	Resin Floor GmbH	0	Ret	1		90	1.0	13,800	9,900	13,800	9,900	9,900	9,900	9,900	9,900	9,900	9,900	9,900	9,900
809-19-02.1…	NTG Gondrand Road AG	3	O	1		431	0.3	71,115	60,340	63,932	60,340	60,340	60,340	60,340	60,340	60,340	60,340	60,340	60,340
809-19-03/1…	NTG Gondrand Road AG	-3	IP	4			0.3	11,520	7,680	8,960	7,680	7,680	7,680	7,680	7,680	7,680	7,680	7,680	7,680
809-23-02.1…	Keni Polsterei Service, Krenar I…	3	O	1		85	3.5	10,200	11,900	10,200	10,200	10,200	11,050	11,900	11,900	11,900	11,900	11,900	11,900
809-24-02.1…	S&C Sportcars AG	3	O	1		154	3.0	21,080	21,560	21,080	21,080	21,080	21,560	21,560	21,560	21,560	21,560	21,560	21,560
809-24-02/1…	S&C Sportcars AG	-2	IP	9			3.0	17,280	17,280	17,280	17,228	17,177	17,280	17,280	17,280	17,280	17,280	17,280	17,280
809-25-01.1…	Clavis Treuhand Maksimovic	3	O	1		36	4.5	5,040	5,040	5,040	5,040	5,040	5,040	5,040	5,040	5,040	5,040	5,040	5,040
809-25-01/1…	Clavis Treuhand Maksimovic	-3	IP	1			4.5	1,800	1,920	1,800	1,800	1,800	1,800	1,860	1,920	1,920	1,920	1,920	1,920
809-26-01.1…	Fastlog AG	1	Ind.	1		1800	4.4	223,116	252,000	223,116	223,116	223,116	223,116	239,965	252,000	252,000	252,000	252,000	252,000
809-26-01.1…	Fastlog AG	1	Ind.	1		571	4.4	70,776	79,940	70,776	70,776	70,776	70,776	76,122	79,940	79,940	79,940	79,940	79,940
809-26-01.1…	Fastlog AG	1	Ind.	1		180	4.4	22,320	25,200	22,320	22,320	22,320	22,320	24,000	25,200	25,200	25,200	25,200	25,200
809-26-01.1…	Fastlog AG	1	Ind.	1		155	4.4	19,212	21,700	19,212	19,212	19,212	19,212	20,663	21,700	21,700	21,700	21,700	21,700

118318 | 101-17096-102 | Rümlang, Riedmattstrasse 9	Created by Wüest Partner, 04.02.2022, DRAFT - Desktop Valuation as of 1 February 2022	Page 17 of 35

Wüest Dimensions - Business intelligence by Wüest Partner

Rental unit								Rents		Periods | real cashflows
								Actual	Market	1	2	3	4	5	6	7	8	9	10
Ref. No.	Tenant	Floor	UT	No.	Ro	sqm	end [a]	CHF p.a.	CHF p.a.	01.02.2022 - 31.01.2023	01.02.2023 - 31.01.2024	01.02.2024 - 31.01.2025	01.02.2025 - 31.01.2026	01.02.2026 - 31.01.2027	01.02.2027 - 31.01.2028	01.02.2028 - 31.01.2029	01.02.2029 - 31.01.2030	01.02.2030 - 31.01.2031	01.02.2031 - 31.01.2032
809-26-01.1…	Fastlog AG	1	Ind.	1		146	4.4	18,096	20,440	18,096	18,096	18,096	18,096	19,463	20,440	20,440	20,440	20,440	20,440
809-26-01.1…	Fastlog AG	1	Ind.	1		105	4.4	13,020	14,700	13,020	13,020	13,020	13,020	14,000	14,700	14,700	14,700	14,700	14,700
809-26-01.8…	Fastlog AG	-3	IP	8			4.4	11,520	12,480	11,520	11,486	11,451	11,417	12,023	12,480	12,480	12,480	12,480	12,480
809-27-01.1…	Fehr GmbH	3	O	1		76	3.2	10,780	10,640	10,780	10,780	10,780	10,663	10,640	10,640	10,640	10,640	10,640	10,640
809-27-01/1…	Fehr GmbH	-2	IP	6			0.7	12,960	11,520	12,480	11,520	11,520	11,520	11,520	11,520	11,520	11,520	11,520	11,520
809-28-01/2…	■	4	O	1		474		66,360	66,360	66,360	66,360	66,360	66,360	66,360	66,360	66,360	66,360	66,360	66,360
809-28-01/2…	■	4	ACU	1		41		0	0	0	0	0	0	0	0	0	0	0	0
809-29-01.1…	Bventures GmbH	3	O	1		53	1.0	7,560	7,420	7,560	7,420	7,420	7,420	7,420	7,420	7,420	7,420	7,420	7,420
809-29-01.8…	Polymed Medical Center	-3	IP	7			0.5	13,754	13,440	13,746	13,659	13,580	13,517	13,471	13,443	13,440	13,440	13,440	13,440
809-31-01.1…	■	3	O	1		71		9,940	9,940	9,940	9,940	9,940	9,940	9,940	9,940	9,940	9,940	9,940	9,940
809-32-01.1…	AC Keramik GmbH	0	Ret	1		689	3.7	77,592	75,790	77,592	77,592	77,592	77,142	75,790	75,790	75,790	75,790	75,790	75,790
809-32-01.7…	AC Keramik GmbH	0	OP	6			3.7	4,320	4,680	4,320	4,307	4,294	4,381	4,680	4,680	4,680	4,680	4,680	4,680
809-33-01.1…	Elan AG	4	O	1		40	0.2	5,600	5,600	5,600	5,587	5,582	5,582	5,590	5,599	5,600	5,600	5,600	5,600
809-34-01.5…	Bacchus Weine, Theodor Ricc…	-1	W	1		46	2.9	2,400	3,680	2,400	2,400	2,507	3,680	3,680	3,680	3,680	3,680	3,680	3,680
809-34-02.5…	Bacchus Weine, Theodor Ricc…	-1	W	1		48	1.2	3,840	3,840	3,840	3,840	3,840	3,840	3,840	3,840	3,840	3,840	3,840	3,840
809-34-03.1…	Bacchus Weine, Theodor Ricc…	3	O	1		121	8.9	16,335	16,940	16,335	16,335	16,335	16,335	16,335	16,335	16,335	16,335	16,385	16,940
809-34-04.8…	Bacchus Weine, Theodor Ricc…	-3	IP	1			0.2	1,440	1,560	1,447	1,467	1,489	1,513	1,539	1,559	1,560	1,560	1,560	1,560
809-99-99.1…	■	4	Ind.	1		275		41,250	38,500	38,500	38,500	38,500	38,500	38,500	38,500	38,500	38,500	38,500	38,500
809-99-99.1…	Jonathan hare goods and han…	4	Ind.	1		95	1.2	12,600	13,300	12,600	13,125	13,300	13,300	13,300	13,300	13,300	13,300	13,300	13,300
809-37-01.1…	Berg Elektro GmbH	4	Ind.	1		42	4.4	5,880	5,880	5,880	5,880	5,880	5,880	5,880	5,880	5,880	5,880	5,880	5,880
809-99-99.1…	■	4	O	1		302		42,280	42,280	42,280	42,280	42,280	42,280	42,280	42,280	42,280	42,280	42,280	42,280
809-99-99.1…	Nachmieter 24 GmbH	4	O	1		220	2.4	22,000	30,800	22,000	22,000	27,133	30,800	30,800	30,800	30,800	30,800	30,800	30,800
809-99-99.1…	■		Ind.	1		192		26,880	26,880	26,880	26,880	26,880	26,880	26,880	26,880	26,880	26,880	26,880	26,880
809-99-99.1…	TPA Transporte Panatlantic AG		Ind.	1		71	0.2	9,940	9,940	9,940	9,940	9,940	9,940	9,940	9,940	9,940	9,940	9,940	9,940
809-99-99.1…	■		Ind.	1		116		16,240	16,240	16,240	16,240	16,240	16,240	16,240	16,240	16,240	16,240	16,240	16,240
809-99-99.8…	S&C Sportcars AG	-1	IP	1			4.1	1,080	1,560	1,080	1,077	1,074	1,070	1,519	1,560	1,560	1,560	1,560	1,560
809-99-99.8…	S&C Sportcars AG	-1	IP	1			4.1	0	1,560	0	0	0	0	1,430	1,560	1,560	1,560	1,560	1,560
809-99-99.8…	Bventures GmbH	-2	IP	1			3.5	3,000	1,920	3,000	2,991	2,982	2,420	1,920	1,920	1,920	1,920	1,920	1,920
809-99-99.8…	■	-2	IP	5				9,600	9,600	9,600	9,600	9,600	9,600	9,600	9,600	9,600	9,600	9,600	9,600
809-99-99.8…	Bventures GmbH	-2	IP	1			3.5	2,880	1,920	2,880	2,871	2,863	2,364	1,920	1,920	1,920	1,920	1,920	1,920
809-99-99.8…	Nachmieter 24 GmbH	-2	IP	1			0.1	2,880	1,920	2,000	1,920	1,920	1,920	1,920	1,920	1,920	1,920	1,920	1,920
809-99-99.8…	Network 41 AG	-2	IP	1			0.1	2,880	1,920	2,000	1,920	1,920	1,920	1,920	1,920	1,920	1,920	1,920	1,920
809-99-99.8…	■	-2	IP	5				9,600	9,600	9,600	9,600	9,600	9,600	9,600	9,600	9,600	9,600	9,600	9,600
809-99-99.8…	Network 41 AG	-2	IP	1			0.1	2,880	1,920	2,000	1,920	1,920	1,920	1,920	1,920	1,920	1,920	1,920	1,920
809-99-99.8…	■	-2	IP	13				20,280	20,280	20,280	20,280	20,280	20,280	20,280	20,280	20,280	20,280	20,280	20,280
809-99-99.8…	■	-3	IP	7				10,920	10,920	10,920	10,920	10,920	10,920	10,920	10,920	10,920	10,920	10,920	10,920
809-99-99.8…	Polymed Medical Center	-3	IP	1			0.2	1,660	1,560	1,585	1,560	1,560	1,560	1,560	1,560	1,560	1,560	1,560	1,560
809-99-99.8…	Polymed Medical Center	-3	IP	11			0.5	17,578	17,160	17,369	17,160	17,160	17,160	17,160	17,160	17,160	17,160	17,160	17,160
809-99-99.8…	TPA Transporte Panatlantic AG	-3	IP	1			0.2	1,440	1,560	1,530	1,560	1,560	1,560	1,560	1,560	1,560	1,560	1,560	1,560

118318 | 101-17096-102 | Rümlang, Riedmattstrasse 9	Created by Wüest Partner, 04.02.2022, DRAFT - Desktop Valuation as of 1 February 2022	Page 18 of 35

Wüest Dimensions - Business intelligence by Wüest Partner

Rental unit								Rents		Periods | real cashflows
								Actual	Market	1	2	3	4	5	6	7	8	9	10
Ref. No.	Tenant	Floor	UT	No.	Ro	sqm	end [a]	CHF p.a.	CHF p.a.	01.02.2022 - 31.01.2023	01.02.2023 - 31.01.2024	01.02.2024 - 31.01.2025	01.02.2025 - 31.01.2026	01.02.2026 - 31.01.2027	01.02.2027 - 31.01.2028	01.02.2028 - 31.01.2029	01.02.2029 - 31.01.2030	01.02.2030 - 31.01.2031	01.02.2031 - 31.01.2032
Total								1,781,621	1,826,330	1,765,001	1,753,635	1,758,095	1,763,760	1,800,183	1,825,180	1,825,725	1,825,725	1,825,775	1,826,330
Share of rental income from rental contracts										47%	43%	37%	29%	1%	1%	1%	1%	1%	0%

Legend:
■	Vacancy
■ Tenant name	Vacant, but the future tenant is already known.

118318 | 101-17096-102 | Rümlang, Riedmattstrasse 9	Created by Wüest Partner, 04.02.2022, DRAFT - Desktop Valuation as of 1 February 2022	Page 19 of 35

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Summary by tenant and use type

Breakdown by tenants and areas	Breakdown by tenants and current rent	Breakdown by tenants and market rent

Rental property				Current rent						Market rent							∆	Current lease agreement
Tenant	UT	No.	sqm	Share	CHF p.a.	CHF/sqm			Q.	Share	CHF p.a.	CHF/sqm			Q.	Vac.	Dev.	Start	End	Early break	End	Index
						Min	Max	Ø				Min	Max	Ø				Min	Max	earliest termin.	[a]	Ø
Polymed Medical Center		26	3,852	35%	535,769	92	160	130	41%	35%	545,760	80	140	133	41%	7.2%	2%	01.09.00	30.06.25	31.01.23	0.8	40%
	Ind.	3	3,075	76%	407,620	131	133	133	37%	79%	430,500	140	140	140	41%	7.0%	6%	01.09.00			0.5	40%
	O	1	297	9%	47,520	160	160	160	52%	8%	41,580	140	140	140	40%	7.0%	-13%	01.09.17	30.06.25		3.4	40%
	W	1	480	8%	44,232	92	92	92		7%	38,400	80	80	80		7.0%	-13%	01.09.00			0.5	40%
	IP	21		7%	36,397					6%	35,280					10.0%	-3%	01.09.00		31.01.23	0.5	40%
Fastlog AG		14	2,957	25%	378,060	124	124	124	32%	27%	426,460	140	140	140	41%	7.1%	13%	01.07.10	30.06.26		4.4	98%
	Ind.	6	2,957	97%	366,540	124	124	124	32%	97%	413,980	140	140	140	41%	7.0%	13%	01.07.15	30.06.26		4.4	100%
	IP	8		3%	11,520					3%	12,480					10.0%	8%	01.07.10	30.06.26		4.4	40%
NTG Gondrand Road AG		5	431	5%	82,635	165	165	165	54%	4%	68,020	140	140	140	40%	7.3%	-18%	01.06.15	31.05.25	31.05.22	0.3	92%
	O	1	431	86%	71,115	165	165	165	54%	89%	60,340	140	140	140	40%	7.0%	-15%	01.06.15	31.05.25	31.05.22	0.3	100%
	IP	4		14%	11,520					11%	7,680					10.0%	-33%	01.10.15	31.05.25	31.05.22	0.3	40%
AC Keramik GmbH		7	689	5%	81,912	113	113	113	5%	5%	80,470	110	110	110	5%	7.2%	-2%	01.11.20	31.10.25		3.7	97%
	Ret	1	689	95%	77,592	113	113	113	5%	94%	75,790	110	110	110	5%	7.0%	-2%	01.11.20	31.10.25		3.7	100%
	OP	6		5%	4,320					6%	4,680					10.0%	8%	01.11.20	31.10.25		3.7	40%
Polygene AG		2	525	5%	78,804	147	147	147	44%	5%	75,060	140	140	140	40%	7.1%	-5%	01.01.08	31.12.23		1.9	99%
	O	1	525	98%	77,364	147	147	147	44%	98%	73,500	140	140	140	40%	7.0%	-5%	01.01.08	31.12.23		1.9	100%
	IP	1		2%	1,440					2%	1,560					10.0%	8%	01.01.14			0.2	40%
S&C Sportcars AG		31	154	4%	65,000	137	137	137	37%	5%	74,120	140	140	140	40%	9.1%	14%	01.08.20	28.02.26	25.09.23	3.2	59%
	IP	30		68%	43,920					71%	52,560					10.0%	20%	01.11.20	28.02.26	31.01.22	3.3	40%
	O	1	154	32%	21,080	137	137	137	37%	29%	21,560	140	140	140	40%	7.0%	2%	01.08.20	31.01.25	31.01.25	3.0	100%
Polymed Medical Center (Lager)		2	485	3%	43,650	90	90	90		2%	38,800	80	80	80		7.0%	-11%	01.04.16			0.3	40%
	W	2	485	100%	43,650	90	90	90		100%	38,800	80	80	80		7.0%	-11%	01.04.16			0.3	40%
Resin Floor GmbH		4	255	3%	40,620	151	153	152	39%	2%	34,920	110	140	129	24%	7.2%	-14%	01.02.18	31.01.23		1.0	97%
	O	1	165	61%	24,900	151	151	151	47%	66%	23,100	140	140	140	40%	7.0%	-7%	01.02.18	31.01.23		1.0	100%
	Ret	1	90	34%	13,800	153	153	153	32%	28%	9,900	110	110	110	5%	7.0%	-28%	01.04.20	31.01.23		1.0	100%
	OP	2		5%	1,920					5%	1,920					10.0%	0%	01.02.18	31.01.23		1.0	40%

118318 | 101-17096-102 | Rümlang, Riedmattstrasse 9	Created by Wüest Partner, 04.02.2022, DRAFT - Desktop Valuation as of 1 February 2022	Page 20 of 35

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Rental property				Current rent						Market rent							Δ	Current lease agreement
Tenant	UT	No.	sqm	Share	CHF p.a. CHF/sqm				Q.	Share	CHF p.a. CHF/sqm				Q.	Vac.	Dev.	Start	End	Early break	End	Index
						Min	Max	Ø				Min	Max	Ø				Min	Max	earliest termin.	[a]	Ø
Vale Moto GmbH		12	280	3%	39,660	119	119	119	5%	3%	41,600	110	110	110	5%	7.8%	5%	01.01.13	31.12.22	01.07.22	0.4	90%
	Ret	1	280	84%	33,360	119	119	119	5%	74%	30,800	110	110	110	5%	7.0%	-8%	01.01.13	31.12.22	01.07.22	0.4	100%
	IP	8		10%	4,140					21%	8,640					10.0%	109%	01.10.15			0.2	40%
	OP	3		5%	2,160					5%	2,160					10.0%	0%	01.01.13	31.12.22	01.07.22	0.9	40%
Nachmieter 24 GmbH		2	220	2%	24,880	100	100	100	15%	2%	32,720	140	140	140	40%	7.2%	32%	01.07.21	30.06.24		2.1	93%
	O	1	220	88%	22,000	100	100	100	15%	94%	30,800	140	140	140	40%	7.0%	40%	01.07.21	30.06.24		2.4	100%
	IP	1		12%	2,880					6%	1,920					10.0%	-33%	16.10.21			0.1	40%
Bacchus Weine, Theodor Ricca…		4	215	2%	24,015	52	135	105	36%	2%	26,020	80	140	114	40%	7.2%	8%	01.07.20	31.12.30		6.6	96%
	O	1	121	68%	16,335	135	135	135	36%	65%	16,940	140	140	140	40%	7.0%	4%	01.01.21	31.12.30		8.9	100%
	W	2	94	26%	6,240	52	80	66		29%	7,520	80	80	80		7.0%	21%	01.07.20	31.12.24		1.8	100%
	IP	1		6%	1,440					6%	1,560					10.0%	8%	01.01.21			0.2	40%
Fehr GmbH		7	76	2%	23,740	142	142	142	41%	1%	22,160	140	140	140	40%	8.6%	-7%	01.05.20	31.03.25	30.09.22	1.8	67%
	IP	6		55%	12,960					52%	11,520					10.0%	-11%	01.11.20	31.03.25	30.09.22	0.7	40%
	O	1	76	45%	10,780	142	142	142	41%	48%	10,640	140	140	140	40%	7.0%	-1%	01.05.20	31.03.25	30.09.22	3.2	100%
Theodor Riccardo AG		6	164	1%	22,806	27	130	116	33%	1%	21,640	80	140	113	41%	7.4%	-5%	01.01.12	31.12.24		2.6	40%
	Ind.	1	90	50%	11,340	126	126	126	33%	58%	12,600	140	140	140	41%	7.0%	11%	01.01.15	31.12.24		2.9	40%
	W	3	74	33%	7,626	27	130	103		27%	5,920	80	80	80		7.0%	-22%	01.01.15	31.12.24		2.9	40%
	IP	2		17%	3,840					14%	3,120					10.0%	-19%	01.01.12	31.12.24		1.1	40%
Bventures GmbH		3	53	1%	13,440	143	143	143	41%	1%	11,260	140	140	140	40%	8.0%	-16%	01.08.20	31.07.25	31.01.23	2.1	74%
	O	1	53	56%	7,560	143	143	143	41%	66%	7,420	140	140	140	40%	7.0%	-2%	01.08.20	31.07.25	31.01.23	1.0	100%
	IP	2		44%	5,880					34%	3,840					10.0%	-35%	01.03.21	21.07.25		3.5	40%
Jonathan hare goods and han…		1	95	1%	12,600	133	133	133	37%	1%	13,300	140	140	140	41%	7.0%	6%	01.11.21	31.10.26	30.04.23	1.2	100%
	Ind.	1	95	100%	12,600	133	133	133	37%	100%	13,300	140	140	140	41%	7.0%	6%	01.11.21	31.10.26	30.04.23	1.2	100%
TPA Transporte Panatlantic AG		2	71	1%	11,380	140	140	140	41%	1%	11,500	140	140	140	41%	7.4%	1%	01.03.21			0.2	92%
	Ind.	1	71	87%	9,940	140	140	140	41%	86%	9,940	140	140	140	41%	7.0%	-0%	01.03.21			0.2	100%
	IP	1		13%	1,440					14%	1,560					10.0%	8%	01.03.21			0.2	40%
Keni Polsterei Service, Krenar …		1	85	1%	10,200	120	120	120	27%	1%	11,900	140	140	140	40%	7.0%	17%	01.08.20	31.07.25	31.07.22	3.5	100%
	O	1	85	100%	10,200	120	120	120	27%	100%	11,900	140	140	140	40%	7.0%	17%	01.08.20	31.07.25	31.07.22	3.5	100%
Clavis Treuhand Maksimovic		2	36	0%	6,840	140	140	140	40%	0%	6,960	140	140	140	40%	7.8%	2%	01.08.21	31.07.26		4.5	100%
	O	1	36	74%	5,040	140	140	140	40%	72%	5,040	140	140	140	40%	7.0%	0%	01.08.21	31.07.26		4.5	100%
	IP	1		26%	1,800					28%	1,920					10.0%	7%	01.08.21	31.07.26		4.5	100%
Berg Elektro GmbH		1	42	0%	5,880	140	140	140	41%	0%	5,880	140	140	140	41%	7.0%	0%	01.07.21	30.06.26		4.4	100%
	Ind.	1	42	100%	5,880	140	140	140	41%	100%	5,880	140	140	140	41%	7.0%	0%	01.07.21	30.06.26		4.4	100%
Network 41 AG		2		0%	5,760					0%	3,840					10.0%	-33%	01.10.21			0.1	40%
	IP	2		100%	5,760					100%	3,840					10.0%	-33%	01.10.21			0.1	40%
Elan AG		1	40	0%	5,600	140	140	140	40%	0%	5,600	140	140	140	40%	7.0%	0%	01.11.20			0.2	40%
	O	1	40	100%	5,600	140	140	140	40%	100%	5,600	140	140	140	40%	7.0%	0%	01.11.20			0.2	40%
Butti Mario		1	82	0%	3,840	47	47	47		0%	6,560	80	80	80		7.0%	71%	01.04.18			0.2	40%
	W	1	82	100%	3,840	47	47	47		100%	6,560	80	80	80		7.0%	71%	01.04.18			0.2	40%
Clear Channel Schweiz AG		1		0%	3,500					0%	3,500					7.0%	0%	01.12.00	30.11.25		3.8	100%
	SUwo	1		100%	3,500					100%	3,500					7.0%	0%	01.12.00	30.11.25		3.8	100%
	A

118318 | 101-17096-102 | Rümlang, Riedmattstrasse 9	Created by Wüest Partner, 04.02.2022, DRAFT – Desktop Valuation as of 1 February 2022	Page 21 of 35

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Rental property				Current rent						Market rent							Δ	Current lease agreement
Tenant	UT	No.	sqm	Share	CHF p.a. CHF/sqm				Q.	Share	CHF p.a. CHF/sqm				Q.	Vac.	Dev.	Start	End	Early break	End	Index
						Min	Max	Ø				Min	Max	Ø				Min	Max	earliest termin.	[a]	Ø

Total tenants		137	10,807	100%	1,520,591	27	165	126	36%	100%	1,568,050	80	140	130	37%	7.3%	3%	01.09.00	31.12.30	23.10.22	2.2	71%

118318 | 101-17096-102 | Rümlang, Riedmattstrasse 9	Created by Wüest Partner, 04.02.2022, DRAFT – Desktop Valuation as of 1 February 2022	Page 22 of 35

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Projected accounts summary

	Statement	Annuity			Periods | real cashflows
	CHF p.a.	CHF p.a.	%	Q.	1	2	3	4	5	6	7	8	9	10	Exit
			project.
		01.02.2022			01.02.2022	01.02.2023	01.02.2024	01.02.2025	01.02.2026	01.02.2027	01.02.2028	01.02.2029	01.02.2030	01.02.2031	01.02.2032
	-				- 31.01.2023	- 31.01.2024	- 31.01.2025	- 31.01.2026	- 31.01.2027	- 31.01.2028	- 31.01.2029	- 31.01.2030	- 31.01.2031	- 31.01.2032
Income
Est. rental inc.		1,816,485	100.0%		1,765,001	1,753,635	1,758,095	1,763,760	1,800,183	1,825,180	1,825,725	1,825,725	1,825,775	1,826,330	1,826,330
Vacancy		130,570	7.2%		179,283	87,299	80,854	92,596	119,534	133,049	133,087	133,087	133,186	134,273	134,273
Income losses		25,355	1.4%		368,690	32,985	47,075	67,038	231,398	0	0	0	1,412	7,058	0
Rent-free		25,355	1.4%		368,690	32,985	47,075	67,038	231,398	0	0	0	1,412	7,058	0
Actual gross income		1,660,560	91.4%		1,217,028	1,633,351	1,630,166	1,604,126	1,449,252	1,692,131	1,692,638	1,692,638	1,691,178	1,684,999	1,692,057

Costs
Operating costs		109,542	6.0%	45%	228,969	139,083	126,510	144,221	183,735	120,000	120,000	120,000	122,541	95,000	95,000
%		6.03%			12.97%	7.93%	7.20%	8.18%	10.21%	6.57%	6.57%	6.57%	6.71%	5.20%	5.20%
Insurance		15,000	0.8%	49%	15,000	15,000	15,000	15,000	15,000	15,000	15,000	15,000	15,000	15,000	15,000
Property management		70,000	3.9%	53%	70,000	70,000	70,000	70,000	70,000	70,000	70,000	70,000	70,000	70,000	70,000
Other expenditures		10,000	0.6%	60%	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000	10,000
Property taxes		0	0.0%	10%	0	0	0	0	0	0	0	0	0	0	0
Utilities		6,973	0.4%	52%	25,000	25,000	25,000	25,000	25,000	25,000	25,000	25,000	25,000	0	0
Leasing costs		7,570	0.4%		108,969	19,083	6,510	24,221	63,735	0	0	0	2,541	0	0
Maintenance costs		114,422	6.3%	73%	100,000	100,000	100,000	100,000	100,000	100,000	100,000	100,000	100,000	120,000	120,000
%		6.30%			5.67%	5.70%	5.69%	5.67%	5.55%	5.48%	5.48%	5.48%	5.48%	6.57%	6.57%
Maintenance and repair		114,422	6.3%	73%	100,000	100,000	100,000	100,000	100,000	100,000	100,000	100,000	100,000	120,000	120,000
Refurbishment costs		608,377	33.5%	95%	1,997,900	249,750	73,000	4,597,500	608,800	0	0	0	30,250	0	516,834
%		33.49%			113.20%	14.24%	4.15%	260.66%	33.82%	0.00%	0.00%	0.00%	1.66%	0.00%	28.30%
Refurbishment		517,222	28.5%	95%	747,000	0	0	4,100,000	0	0	0	0	0	0	516,834
Tenant improvements		91,156	5.0%		1,250,900	249,750	73,000	497,500	608,800	0	0	0	30,250	0	0
Total costs		832,341	45.8%		2,326,869	488,833	299,510	4,841,721	892,535	220,000	220,000	220,000	252,791	215,000	731,834

Total net income		828,218	45.6%		-1,109,841	1,144,518	1,330,656	-3,237,594	556,717	1,472,131	1,472,638	1,472,638	1,438,387	1,469,999	960,223

Re-letting vacancy and incentives:

For the possible re-lettings some incentives/rent-free Period (50% of the projected annual income) are taken into account.

Marketing expenses:

15% of the projected income for the re-letting of the possibly vacant space.

Contribution to tenant improvements:

In the valuation some costs of CHF 200 to 250 per sq m are taken into account as TI to the charge of the landlord within the upcoming years.

Wüest Partner calculates – based on the information received by the client – the following CAPEX within the next 10 years:

- 2022: CHF 80,000 – Modernization fire safety system (remaining part), adjustment 4th floor

118318 | 101-17096-102 | Rümlang, Riedmattstrasse 9	Created by Wüest Partner, 04.02.2022, DRAFT – Desktop Valuation as of 1 February 2022	Page 23 of 35

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- 2022: CHF 7,500 – Replacment Thermostatventile 3.OG

- 2022: CHF 54,500 – Renovation part of the roof

- 2022: CHF 20,000 – Replacement door container room

- 2022: CHF 240,000 – Renovation part of the roof

- 2022: CHF 10,000 – Study with architect

- 2022: CHF 75,000 – Water evacuation Parking (during storm)

- 2022: CHF 35,000 – Renewal pump water drainage

- 2022: CHF 5,000 – Replacement lights LED

- 2022: CHF 210,000 – Replacement part of the windows/blinds

- 2022: CHF 10,000 – Replacement steering/ventiles heating system 1. UG

- 2025/26: CHF 100,000 – Replacement locking system (estimate Wüest Partner, according to former CAPEX budget).

- 2025/26: CHF 4,000,000 – Facade, Windows (estimate Wüest Partner).

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Sensitivity analysis

Change in annuities			Variation of discount rate (base points)

			Presentation in absolute terms							Presentation in relative terms

	Change	Annuity	+30	+20	+10	+/-	-10	-20	-30	+30	+20	+10	+/-	-10	-20	-30
	[Rate in %]	[CHF, %]	4.00%	3.90%	3.80%	3.70%	3.60%	3.50%	3.40%	4.00%	3.90%	3.80%	3.70%	3.60%	3.50%	3.40%

Target rental income	-10%	1,634,836	16,690,000	17,120,000	17,570,000	18,050,000	18,550,000	19,080,000	19,640,000	-27%	-25%	-23%	-21%	-19%	-17%	-14%
	-5%	1,725,660	18,960,000	19,450,000	19,960,000	20,500,000	21,070,000	21,670,000	22,310,000	-17%	-15%	-13%	-11%	-8%	-6%	-3%
	+0%	1,816,485	21,230,000	21,780,000	22,350,000	22,950,000	23,590,000	24,270,000	24,980,000	-7%	-5%	-3%	0%	3%	6%	9%
	+5%	1,907,309	23,500,000	24,110,000	24,740,000	25,410,000	26,120,000	26,860,000	27,650,000	2%	5%	8%	11%	14%	17%	20%
	+10%	1,998,133	25,770,000	26,440,000	27,130,000	27,860,000	28,640,000	29,460,000	30,320,000	12%	15%	18%	21%	25%	28%	32%

Vacancy	+100%	14.38%	17,970,000	18,430,000	18,910,000	19,430,000	19,970,000	20,540,000	21,140,000	-22%	-20%	-18%	-15%	-13%	-11%	-8%
	+50%	10.78%	19,600,000	20,100,000	20,630,000	21,190,000	21,780,000	22,400,000	23,060,000	-15%	-12%	-10%	-8%	-5%	-2%	0%
	+0%	7.19%	21,230,000	21,780,000	22,350,000	22,950,000	23,590,000	24,270,000	24,980,000	-7%	-5%	-3%	0%	3%	6%	9%
	-50%	3.59%	22,870,000	23,450,000	24,070,000	24,720,000	25,410,000	26,130,000	26,900,000	-0%	2%	5%	8%	11%	14%	17%
	-100%	0.00%	24,500,000	25,130,000	25,790,000	26,480,000	27,220,000	28,000,000	28,820,000	7%	9%	12%	15%	19%	22%	26%

Repair costs	-10%	547,539	22,750,000	23,340,000	23,950,000	24,600,000	25,280,000	26,000,000	26,770,000	-1%	2%	4%	7%	10%	13%	17%
	-5%	577,958	21,990,000	22,560,000	23,150,000	23,780,000	24,440,000	25,140,000	25,880,000	-4%	-2%	1%	4%	6%	10%	13%
	+0%	608,377	21,230,000	21,780,000	22,350,000	22,950,000	23,590,000	24,270,000	24,980,000	-7%	-5%	-3%	0%	3%	6%	9%
	+5%	638,796	20,470,000	21,000,000	21,550,000	22,130,000	22,750,000	23,400,000	24,090,000	-11%	-8%	-6%	-4%	-1%	2%	5%
	+10%	669,215	19,710,000	20,220,000	20,750,000	21,310,000	21,900,000	22,530,000	23,190,000	-14%	-12%	-10%	-7%	-5%	-2%	1%

118318 | 101-17096-102 | Rümlang, Riedmattstrasse 9	Created by Wüest Partner, 04.02.2022, DRAFT – Desktop Valuation as of 1 February 2022	Page 25 of 35

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Quality profile compact

	Weighting	Rating
Commercial	100	3.6 - Above-average

Location	40	4.1 - Good
Macro-location	40	4.9 - Excellent
Micro-location	60	3.6 - Above average
Office	25	3.6 - Above average
Infrastructure	30	3.0 - Average
Clustering	30	3.0 - Average
Terrain	40	4.5 - Very good

Retail	25	3.6 - Above average
Infrastructure	30	3.0 - Average
Clustering	30	3.0 - Average
Terrain	40	4.5 - Very good

Industry	25	3.6 - Above average
Infrastructure	30	3.0 - Average
Clustering	30	3.0 - Average
Terrain	40	4.5 - Very good

Gastronomy	25	3.6 - Above average
Infrastructure	30	3.0 - Average
Clustering	30	3.0 - Average
Terrain	40	4.5 - Very good

Property	40	3.2 - Average
Usability	40	3.6 - Above-average
Room quality	40	3.5 - Slightly above-average
Flexibility	40	3.5 - Slightly above-average
Parking / allotment	20	4.0 - Good

Standard	30	3.0 - Mainstream
Building shell	33	3.0 - Mainstream
Interior fit-out	33	3.0 - Mainstream
Technical installations	33	3.0 - Average

Condition	30	2.9 - Sound
Building shell	20	2.5 - In disrepair to sound
	Weighting	Rating
Interior fit-out	40	3.0 - Sound
Technical installations	40	3.0 - Sound

Investment	20	3.3 - Above-average
Lettability	50	3.5 - Above-average
Saleability	50	3.0 - Average

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Total
Macro-location	40	4.9 - Excellent
Micro-location	60	3.6 - Above average
Usability	40	3.6 - Above-average
Standard	30	3.0 - Mainstream
Condition	30	2.9 - Sound
Investment	20	3.3 - Above-average

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Photo documentation

Front Aspect (2012)	Office space (2012)	Industrial space 1 (2012)

Industrial space 2 (2012)	Showroom 1 (2012)	Showroom 2 (2012)

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Workshop (2012)	Facade (2012)	Car parking (2012)

Loading bay area (2012)	Roof (2012)	Toilet facilities (2012)

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Maps

Macro location	Micro location

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Context

Order

Wüest Partner was commissioned by Optibase RE1 to value the property in question as per the stipulated day of valuation for accounting reasons.

The valuations comply with national and international standards. These standards also accord with the reporting guidelines commonly used in Switzerland. The valuation focuses on the calculation of the market value. In the absence of any official definitions of market value in Switzerland, the concept used in standard European valuation textbooks is adopted. Property values are thus determined in accordance with the guidelines of the RICS (Royal Institution of Chartered Surveyors) and TEGOVA (The European Group of Valuers' Associations).

In accordance to these regulations the market value is defined as «the estimated amount for which a property should exchanged on the date of valuation between a willing buyer and a willing seller in an arm’s-length transaction after proper marketing, wherein the parties have each acted knowledgeably, prudently, and without compulsion.»

Value and price may diverge. No allowance can be made in this valuation for any circumstances affecting the price.

Assumption

The valuation is based on the current letting situation as disclosed in the relevant rent-roll prepared by the charged management. The projected rental income reflects the relevant terms and conditions of ongoing rental contracts as well as the general regulations of the rental law and the generally applied business principles. The estimation of the rental values is determined individually for all separate letting units on the basis of the prevailing local and regional market conditions.

The projection of the running and maintenance cost is determined on the basis of the property accounts of previous operations and validated with benchmarks and comparable information of the extensive database by Wüest Partner.

The expected capital expenditures for preserving the building and it’s structure were calculated by means of a lifecycle analysis of the individual building elements. The building structure's remaining lifespan was estimated and periodic refurbishments modelled on the basis of the general condition of the fabric as determined during the property inspection. Appropriate annual reserves were calculated accordingly and plausibility tested using comparables and Wüest Partner's own benchmarks. The calculation factors in 100% of repair costs in the first 10 years; the proportion applied from year 11 onwards is limited to the value-preserving investments.

The relevant discount is based on a risk-adjusted interest rate. Rates are determined individually for each property on the basis of appropriate benchmarks derived from comparable transactions. Credit risks posed by specific tenants are , if not otherwise stated, not explicitly factored into the valuation Inflation is respected with an annual rate of 0.5%. Specific adjustment clauses in the rental contracts are reflected individually.

Disclaimer

The commissioned valuation – and, in particular, the forecasts presented therein – were prepared by Wüest Partner to the best of its knowledge and with due observance of current professional standards. The valuation was performed with reference to the specified valuation date and may be affected by subsequent events for which no allowance can be made at the present time. A revaluation shall become necessary should any such events occur.

The valuation is based on the disclosed documentation provided by the landlord or it’s agents and listed in the documentation summary. A site visit has been held in the course of the first recognition of the property.

Nothing in the Report should be construed as advice to proceed or not to proceed with a transaction and/or any investment or provision of finance or the consideration of terms on which to so proceed. The scope of this Report is not nor does it purport to be a confirmation or complete review of all matters of a legal, technical or real estate relevant nature which may be of interest or concern to a potential purchaser and financing parties considering or evaluating whether to proceed with a transaction or the consideration or terms on which to so proceed.

In consideration of our agreement to make a copy of the Report available to you, you agree to treat the contents of the Report as confidential and not to distribute copies of the Report, or otherwise disseminate the contents of the Report, to any person without our prior written consent, with the exception of (a) disclosure on a confidential basis to such of your professional advisers, directors, officers, servants, employees and/or agents and members of the group of companies controlled by you who need to consider the matters set out in the Report (b) disclosure required by law in any jurisdiction, or (c) disclosure for regulatory purposes. We hereby confirm to have performed the valuation independently and neutrally in conformity with its business policies. It is addressed to Optibase RE1 and was carried out solely for those purposes specified above. No conflicts of interest of any kind exist. Wüest Partner shall accept no liability in respect of third parties other than that mentioned above.

Method

The valuation uses the discounted cash-flow (DCF) method. With this method, the current market value of a property is determined as the total of all projected future net income from ongoing operations discounted to present-day equivalents. No allowance is made for any possible transaction cost (such as taxes, charges or fees). Further valuation does not account for any taxation (except of mandatory property taxes) or interest cost. The net income of operations is discounted individually for each property with due allowance for specific opportunities and threats, and with adjustment in line with prevailing market conditions and risks. All projected cash flows are presented to ensure maximum transparency.

Wüest Partner applies a so-called two-period DCF model. The evaluation period extends to infinity, as of the date of valuation. The cash flow is shown explicitly in the first 10 periods. In addition, the exit value is applied in the following period, which represents all subsequent periods.

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Documentation index

Basics	Available	Appendix	Date	Broker	Source	Comment
Land registry sheet			21.12.2017	Optibase RE1	LR Niederglatt
Leasehold documentation
Land register plan				Optibase RE1	GIS	Online
Building and zoning regulation				Optibase RE1	Rümlang	Online
Preservation order
Contaminated site
Picture documentation			17.12.2012	Optibase RE1	Wüest Partner
Site visit			17.12.2012	Optibase RE1	Wüest Partner

Property management	Available	Appendix	Date	Broker	Source	Comment
Area list			31.01.2022	Optibase RE1	Swiss Real Management AG	rent roll
Net rents			31.01.2022	Optibase RE1	Swiss Real Management AG	according to rent roll
Ancillary costs			31.01.2022	Optibase RE1	Swiss Real Management AG	according to rent roll
Net rent area			31.01.2022	Optibase RE1	Swiss Real Management AG	according to rent roll
Contracts of business tenants				Optibase RE1	Swiss Real Management AG	divers
Turnover sales
Property expenses
Property budget
Investment planning			31.01.2022	Optibase RE1	Swiss Real Management AG

Construction	Available	Appendix	Date	Broker	Source	Comment
Building insurance certificate (BIC)			18.03.2020	Optibase RE1	gem. iSure
Building volume (BIC)
Construction year (BIC)
Building permit
Building plans			18.03.2020	Optibase RE1	gem. Mietvertrag
Building specification
Areas/volume
Building services information
Investment expenditure
Track record of maintenance/renovation			31.01.2022	Optibase RE1	Swiss Real Management AG	since 2015
Condition analysis

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Glossary

Actual Rental Income: The actual rental income represents the target rental income minus other losses of income.

Annuity: In the portfolio report, an annuity is used for a constant value over a given period(s). The annuity of the values for the first ten periods is abbreviated by “Ann. 1-10” and, corresponding to that, with “Ann. 11” for the eleventh period.

Benchmarks: Benchmarks represent a reference value. The portfolio report shows the difference in percentage from the Swiss median (50% percentile) of the average rental income per square meter (per usage type: residential, office, retail and industry/trade).

Budget: The budget contains projected values for costs and revenues, according to the information provided by the owner or the property manager. See also statements.

Calculated end of contract (also called «end» in the report): The calculated end is the time difference in years as of the valuation date. Real options, early breaks, as well as the next termination dates and periods of notice for all uses are also taken into account in the calculation, if they are actually used in the valuation. The calculated end can differ due to the different definition of WAULT (see also definition of WAULT).

Capital growth return: The change in value (capital growth) is primarily caused by market developments and the investments made in the given period. Capital growth return = market value (end) - market value (start) - capital expenditure + capital revenue/market value (start) + capital expenditure. See Swiss Valuation Standards (SVS), 2017.

Cashflow: In general, a cashflow is a financial stream of either income or expenses.

Cash flow yield: Cash flow/market value (start date) + capital expenditure. See Swiss Valuation Standards (SVS), 2017.

Community Type: A summary of the community grouping produced by the Federal Office for Statistics (BfS).

Condition: Condition represents a qualitative assessment of the condition of the outer shell as well as the condition of the inside as well as services of the property. It is deduced in the quality profile of the property.

Condominium Ownership: Condominium ownership is a special kind of co-ownership. It is the co-ownership share of a plot, which gives the co-owner the special right of sole use and internal fit-out of distinct parts of a building (Civil Code Art. 712a-712t)

Contract (as % of income) Fix: «Contract Fix» represents the percentage of expected total future rental income contractually secured at the present time.

Co-ownership: Should several persons possess a unit (property) in fractions and without external divisions, they are classified as co-owners (Civil Code Art.646-651).

Current: Values valid as per the valuation date (date of the rent roll).

Discount Rate: The discount rate is the percentage rate used to discount all cash flows. The level of the chosen discount rate (per cashflow or valuation) reflects the risk assessment.

Distribution by Percentile: Summary A shows which revenue share per usage type (residential, office, retail, business) of the portfolio lies in each percentile segment.

E-Notation: The scientific notation used in Wüest Dimensions is the exponential expression (for base 10), for thousands: Xe3, for millions: Xe6 and for billions: Xe9 (X stands for any number).

Gross Yield: Two types of gross yields are shown: The current gross yield is defined as the proportion of today’s (current) target rental income as a share of market value. The gross annuity yield, the second measurement, is the rental income annuity as a percentage of the market value.

Ground Lease Income/Costs: Ground lease income or costs include income or costs arising from a ground lease contract (in accordance with Civil Code Art. 779 a. ff)

Income Losses: Income losses reflect the sum of all reductions to the target rental income (e.g. vacancy).

Lease (as % of income) + Option: «+Option» represents the percentage of the total rental income represented by «Contract Fix» plus the contractually guaranteed rental income, which is secured by means of a real or tenant-side-only contract renewal option.

Lease (as % of income) indexed: «Indexed» represents the average degree of indexation of the contracted rental positions.

Location Quality: The location quality of a property is a measure of the quality of the location. It is derived by combining both the macro location rating (location of the municipality within Switzerland) and the micro location rating (location of the property within the municipality).

Macro location: The macro location represents the quality of the local real estate market for the corresponding municipality. The basis for this measurement is a comprehensive, use-related municipal rating by Wüest Partner.

Maintenance Costs: The maintenance costs consist of the costs for upkeep and repair.

Maintenance or Upkeep costs (M): The upkeep costs are also referred to as “normal maintenance”. Upkeep measures include all measures undertaken to ensure the continued use of the property (e.g. service work, minor repairs).

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Market Matrix: The market matrix displays all properties in the portfolio according to the location quality (X-axis) and the property quality (Y-axis) depicted. The matrix is divided into nine segments (I to IX). If a property is located in the segment I, for example, this is classified as a top or prime property.

Market Value (MV): The market value is the estimated amount for which an asset should exchange on the date of valuation between a willing buyer and a willing seller in an arm’s-length transaction after proper marketing, wherein the parties had each acted knowledgeably, prudently and without compulsion.

Median: The median refers to a statistical measurement. It divides a number of values into two halves. 50% of the values are lower than the median and 50% are greater the median (median = 50% percentile).

Micro Location: The micro location describes the position of the property within the community. It is determined by factors such as access to public transport, topography of the plot (e.g. south-facing), shopping availability, etc. The assessments are recorded in the quality profile of the property.

MIRR – Modified internal rate of return: IRR is also known as the internal rate of return. In Wüest Dimensions, the modified IRR (MIRR) is being utilised. The MIRR is an indicator that reflects the attractiveness of an initial investment in view of future cash flows. In investment planning, the MIRR can be used to calculate various scenarios. In the DCF calculation, the MIRR is understood as a weighted discount rate or a backward calculation of the discount rate. The MIRR is currently regarded as the best method of calculating the IRR and also takes into account the conclusiveness and payment modality of all present values in the DCF calculation.

Net Yield: The net yield is the ratio of the net income annuity to the calculated market value of the property.

Nominal: Cash flows and values that are reported in nominal terms are not adjusted for inflation.

Overall Coefficient: The overall coefficient for each property is derived from the weighted average of the quality coefficients for the macro location, micro location, condition, standard, and usability.

Percentiles: Distribution indicators, which segment a range of values. The 50-percent-percentile marks the border between the higher-priced and the lower priced halves of values. Correspondingly, the 10-percent percentile marks the border between the lowest 10 percent values and the remaining values.

Period: The valuation period is divided into a certain number of equally large units of time (usually one year). Such a unit of time is called a period.

Portfolio: A collection of several property valuations is summarised in a portfolio.

Potential: The anticipated long-term and sustainable development of the revenues or costs is projected using an assessment of the estimated market value or “potential” for both revenues and costs (particularly rent income).

Projected Rental Income (Projected): The target or projected rental income is the sum of all rental income (including vacancies).

Property Accounts: The property accounts include the historical cost and revenue values as supplied by the owners or property management.

Property Quality: The property quality is a measurement of the quality of a property taking into account the property’s condition, prevailing standards, usability and usage-mix. The information required to determine the quality of the property is taken from the quality profile of the property.

Property Type (P-type): The following property types are recognised: residential property, residential/commercial property, commercial property (solely for commercial use), special property, ground lease property and building land.

Quality Coefficient: A market-value-weighted-average of the corresponding quality factor for each property. Factors include: macro location, micro location, condition, standard and usability.

Real: Real values shown are adjusted for inflation, in other words, deflated. Therein the nominal measurement or value is divided by a price index (e.g. CPI).

Region (Properties by -): Switzerland is divided by Wüest Partner into eight monitoring regions. This regionalisation is again based on a regional division of Switzerland – the so-called 106 MS regions – which was undertaken by the Federal Office for Statistics (BfS).

Rental Income: The rental income shows the current income generated by the letting of rental units and for each usage type i.e. residential, office, retail, industry/trade, special uses and other uses. The annuity is expressed as CHF per m2

Repair Costs (R): The repair costs are also known as “extraordinary maintenance”. They cover all investments that fully replace significant building components and/or are accompanied by a marked qualitative improvement. These may include value-adding investments.

Running or Operating Costs: Running or Operating costs are those costs carried by the owner of the property, incurred during operation and not (fully) passed on to the tenants (e.g. insurance premiums, administrative costs).

Sensitivity analysis (approximate): The deviating market values in the sensitivity analysis are derived approximately using a simplified model calculation; these market values may therefore differ from a detailed DCF valuation.

Sole Ownership: The owner of the property is a single private or legal entity.

Standard: The Standard represents the qualitative assessment of a building reflecting the existing spatial conditions, the materialisation and installed building services. The standard is a part of the quality profile.

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Tenant list and use-type abbreviations: – No. = Number

– Share of fixed-term contracts = Share of secured fixed-term contracts

– Opt. share = Share of secured contracts with real option extension

– End [a] = Calculated end of contract (see separate entry)

– Fl. = Floor

– Index % = Share of inflation that can be passed on to the tenant under tenancy law

– Vac. = Vacancy (market)

– Trans. per. [a] = Transition period in years between current rent and market rent (see separate entry)

– Rms = Number of rooms per apartment

Uses

– OA = Outside area

– O = Offices

– LCE = Leisure/culture/education

– I = Industry

– C = Catering

– H = Health

– H = Hotel

– W = Warehouse

– CSU = Commercial secondary use

– RSU = Residential secondary use

– OP = Outdoor parking

– IP = Indoor parking (parking space)

– SUwA = Special use with area

– SUwoA = Special use without area

– R = Retail

– R = Residential

Total Income: The total revenue includes the target or projected rental income plus any other income (e.g. ground lease revenues, sales revenues, etc.) minus any revenue losses.

Total Net Income: Total net income is calculated as the total of all income minus all costs.

Total Ownership: Owners of the property are several natural or legal persons who are in close (legal) relationship with each other. See, Civil Code Art. 652 - 654.

Total return: The total return of a property is made up of the cash flow of a given period and the change in value from the preceding period.

Usability: Usability measures the quality of the property in respect of: the floor layout, the flexibility of the building structure, the connectivity of the plot, etc. It is recorded in the quality profile of the property.

Usage Area (UA): The usage area is part of the net floor area (NFA), which, in general, serves the overall purpose and use of the building.

Vacancy: A rental unit is deemed to be empty and as such vacant if, as per the rent roll date, no rental contract exists for this rental unit.

WAULT: The WAULT (Weighted Average Unexpired Lease Term) adds up the weighted average remaining terms of contractually fixed rents in a portfolio (up to the earliest possible termination date without extension options). The WAULT must be reported in years.

The uses to be taken into account are:

-	Office, hotel, sales, practices, hospitality, warehouse and other commercially used properties
-	Unlimited rental contracts with a term of 6 months are taken into account for the calculation.

Property types not to be considered are:

-	Apartments, parking spaces, advertising space, cellar/attic
-	Vacancies are not taken into account

See definition «SFAMA FI Kennzahlen Immofonds_d_160913»

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